Exhibit 10.47

AGREEMENT AND PLAN OF MERGER
By and Among
I-55 INTERNET SERVICES, INC.,
XFONE, INC. AND XFONE USA, INC.
Dated August 18, 2005

ARTICLE I	THE MERGER
1.01	The Merger; Effective Time	1
1.02	Effect of the Merger	2
1.03	Consideration; Conversion of Shares	2
1.04	Dissenting Shares	3
1.05	Surrender of Certificates	4
1.06	Value of Parent Common Stock	5
1.07	Treatment of the Company Options and Warrants	5
1.08	No Further Ownership Rights in the Company Capital Stock	5
1.09	Lost, Stolen or Destroyed Certificates	6
1.1	Taking of Necessary Action; Further Action	6
1.11	Tax Consequences	6
ARTICLE II	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPALS
2.01	Corporate Organization	6
2.02	Subsidiaries	6
2.03	Capital Structure	7
2.04	Authority	7
2.05	No Conflict	8
2.06	Consents	8
2.07	The Company Financial Statements	8
2.08	No Undisclosed Liabilities	9
2.09	No Changes	9
2.1	Tax Matters	11
2.11	Restrictions on Business Activities	12
2.12	Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment	12
2.13	Material or Significant Agreements, Contracts and Commitments	13
2.14	Interested Party Transactions	15
2.15	Governmental Authorization	15
2.16	Litigation	15
2.17	Accounts Receivable	16
2.18	Assets Necessary to Business	16
2.19	Minute Books	16
2.2	Environmental Matters	16
2.21	Brokers' and Finders' Fees	17
2.22	Employee Benefit Plans and Compensation	17
2.23	Compliance with Laws; Relations with Governmental Entities	21
2.24	Merger Tax Matters	21
2.25	Intellectual Property	22
2.26	Customer Contracts	22
2.27	Relationships with Suppliers	22
2.28	Investment Representation; Legends	22
2.29	Stockholder Matters	23
2.3	Banking and Insurance	23
2.31	Representations Complete	23
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY
3.01	Organization and Standing	24
3.02	Authorization	24
3.03	Binding Obligation	25
3.04	Issuance of Parent Common Stock and Parent Stock Warrants	25
3.05	Litigation	25
3.06	Securities and Exchange Commission Filings	25
ARTICLE IV	COVENANTS OF PARTIES PRIOR TO THE EFFECTIVE TIME
4.01	Preparation of Proxy Statement	25
4.02	Restrictions on Transfer; Legends	26
4.03	Access to Information	26
4.04	Public Disclosure	27
4.05	Conduct Business in Ordinary Course	27
4.06	Consents and Approvals	28
4.07	Financial Statements	28
4.08	Notification of Certain Matters	29
4.09	Additional Documents and Further Assurances	29
4.1	Federal and State Securities Exemptions	29
4.11	Shareholder List	29
4.12	Non-Competition and Non-Solicitation	30
4.13	Approval of Shareholders	31
4.14	No Shop	31
ARTICLE V	CONDITIONS TO THE MERGER
5.01	Conditions to Obligations of Each Party to Effect the Merger	31
5.02	Conditions to the Obligations of Parent and Subsidiary	32
5.03	Conditions to Obligations of the Company and the Principals	35
ARTICLE VI	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; POST-CLOSING COVENANTS
6.01	Survival of Representations, Warranties and Covenants	36
6.02	Indemnification by the Principals; Escrow Fund	37
6.03	Indemnification Procedures	39
6.04	No Contribution	40
6.05	Benefit Plans	40
ARTICLE VII	TERMINATION, AMENDMENT AND WAIVER
7.01	Termination	41
7.02	Effect of Termination	41
7.03	Expenses; Termination Fees.	41
7.04	Amendment	42
7.05	Extension; Waiver	42
ARTICLE VIII	GENERAL PROVISIONS
8.01	Notices	42
8.02	Interpretation	43
8.03	Counterparts	44
8.04	Entire Agreement; Assignment	44
8.05	No Third Party Beneficiaries	44
8.06	Severability	44
8.07	Other Remedies	44
8.08	Governing Law; Dispute Resolution	44
8.09	Rules of Construction	44
8.1	Attorneys' Fees	45
8.11	Shareholder's Post Closing Sale Restrictions	45
8.12	Xfone USA, Inc. Board Appointments	45

Exhibits
Exhibit A - Articles of Merger
Exhibit B - Escrow Agreement
Exhibit C - McAllister Employment Agreement
Exhibit D - Acosta Employment Agreement
Exhibit E - Release
Exhibit F - Restricted Area

Schedules

Schedule 2.03	Capital Structure
Schedule 2.07	The Company Financial Statements
Schedule 2.08	No Undisclosed Liabilities
Schedule 2.09	No Changes
Schedule 2.10	Tax Matters
Schedule 2.12(b)	Properties
Schedule 2.13	Agreements, Contracts, Commitments
Schedule 2.15	Governmental Authorization
Schedule 2.16	Litigation
Schedule 2.22	Employee Benefit Plans and Compensation
Schedule 2.25	Intellectual Property
Schedule 2.26	Customer Contracts
Schedule 2.29	Stockholder Matters
Schedule 2.30	Banking and Insurance
Schedule 5.02(b)	Third Party Consents Required

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of August 18, 2005 by and among I-55 INTERNET SERVICES, INC., a corporation organized under the laws of the State of Louisiana (“I-55” or the “Company”), XFONE, INC., a corporation organized under the laws of the State of Nevada ("Parent"), XFone USA, Inc. (“Subsidiary”), a corporation organized under the laws of the State of Mississippi, a wholly owned subsidiary of Parent , and Hunter McAllister, Brian Acosta (the "Principals").

BACKGROUND

A. The Board of Directors of each of Parent, Subsidiary, and the Company believe it is in the best interests of their respective companies and their respective shareholders that Parent acquire the Company through the statutory merger of the Company with and into the Subsidiary (the "Merger") and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, all of the issued and outstanding capital stock of the Company shall be acquired and converted into the right to receive the consideration upon the terms and conditions set forth herein.

C. The Company and each of the Principals, on the one hand, and Parent and Subsidiary, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

D. Concurrently with the execution and delivery of this Agreement, as material inducements to Parent and Subsidiary to enter into this Agreement: (i) Parent, the Subsidiary, the Escrow Agent (as defined herein) and the Principals are entering into an Escrow Agreement, in the form attached as Exhibit B (the "Escrow Agreement"); (ii) Subsidiary and Hunter McAllister are entering into an Employment Agreement in the form attached as Exhibit C (the "McAllister Employment Agreement") and (iii) Subsidiary and Brian Acosta are entering into an Employment Agreement in the form attached as Exhibit D ("Acosta Employment Agreement" and together with the McAllister Employment Agreement, the "Principals Employment Agreements").

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, the parties agree as follows:

ARTICLE I
THE MERGER

1.01  The Merger; Effective Time. The Company shall be merged with and into Subsidiary, and Subsidiary shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). The Merger shall be consummated effective at the time Articles of Merger attached hereto as Exhibit A, are completed, executed and filed with the later of the Mississippi and Louisiana Secretaries of State. The date and time of such consummation are referred to as the "Closing Date" and the "Effective Time," respectively.

1.02  Effect of the Merger. At the Effective Time, (i) the separate existence of the Company shall cease and the Company shall be merged with and into Subsidiary, (ii) Subsidiary shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective Time, become vested with and possess all property, rights, privileges, powers and franchises possessed by and all the property, real or personal, causes of action and every other asset of the Company, (iii) Subsidiary shall be responsible for all of the liabilities and obligations of the Company in the same manner as if Subsidiary had itself incurred such liabilities or obligations, and the Merger shall not affect or impair the rights of the creditors or of any persons dealing with the Company, (iv) the Articles of Incorporation and the Bylaws of Subsidiary shall become the Articles of Incorporation and the Bylaws of the Company, (v) the existing officers and directors of Subsidiary shall remain in such offices, and (vi) the Merger shall have all the effects provided by applicable Mississippi law.

1.03  Consideration; Conversion of Shares.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) "Aggregate Merger Consideration" shall mean the: (1) the Parent Stock Consideration, and (2) the Parent Warrant Consideration.

(1) "Parent Stock Consideration" shall mean a number of shares of the common stock of the Parent Common Stock with an agreed market value of $2,569,445 determined using the weighted average price as reported on the website of the American Stock Exchange of the Parent Common Stock for the ten (10) trading days preceding the trading day immediately prior to the Closing Date (which weighted average price shall in no event be less than $2.70 per share or greater than $3.70 per share).

(2) "Parent Warrant Consideration" shall mean a number of Parent Stock Warrants with a value of $1,284,722 with the value calculated as of the Closing Date assuming 90% volatility of the underlying Parent Common Stock pursuant to the Black Scholes option - pricing model.

(ii) "Company Common Stock" shall mean shares of the Company's common stock.

(iii) "Company Stockholders" or "Company Shareholders" shall mean the holders of the Total Company Common Stock at the Effective Time.

(iv) "Escrow Agent" shall mean Trustmark National Bank or such other person or entity mutually agreed to by the parties to serve as an escrow agent under the Escrow Agreement.

(v) "GAAP" shall mean U.S. generally accepted accounting principles.

(vi) "Knowledge" shall mean (i) with respect to the Company, the actual knowledge of any of the Company's officers or directors or either of the Principals and the knowledge that such persons would have obtained of the matter represented after reasonable inquiry thereof under the circumstances; and (ii) with respect to the Parent and Subsidiary, the actual knowledge of the Parent's and Subsidiary’s Chairman, President or any Executive Vice President and the knowledge that such person would have obtained of the matter represented after reasonable inquiry thereof under the circumstances.

(vii) "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets, financial condition, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

(viii) "Parent Common Stock" shall mean shares of the common stock of Parent.

(ix) "Parent Stock Warrants" shall mean warrants convertible on a one to one basis into Parent Common Stock with a term of five (5) years, a strike price that is 10% above the closing price of the Parent Common Stock on the Closing Date with the Parent Common Stock into which the warrant is convertible is restricted stock.

(x) "SEC" shall mean the U.S. Securities and Exchange Commission.

(xi) "Total Company Common Stock" shall be the aggregate number of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

(b) The Aggregate Merger Consideration shall be allocated among the Company Stockholders as of the Effective Date as follows:

(c)  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 1.04) will be canceled and extinguished and be converted automatically into the right to receive upon surrender of certificate(s) representing Company Common Stock (i) an amount of the Parent Stock Consideration equal to the product of one times the Parent Stock Consideration divided by the Total Company Common Stock; and (ii) an amount of the Parent Warrant Consideration equal to the product of one times the Parent Warrant Consideration divided by the Total Company Common Stock.

1.04  Dissenting Shares.

(a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a Company Shareholder who has exercised and perfected appraisal rights for such Company Common Stock, if available because this Agreement and Plan of Merger was not approved by at least eighty percent (80%) of the total voting power of the Shareholders of the Company in accordance with the Business Corporation Law of Louisiana, and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration set forth in Section 1.03, but the holder shall only be entitled to such rights as are provided by the Business Corporation Law of Louisiana.

(b) Notwithstanding the provisions of Section 1.04(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under the Business Corporation Law of Louisiana, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration set forth in Section 1.03 hereof, without interest thereon, upon surrender of the certificate(s) representing such shares.

(c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the Business Corporation Law of Louisiana; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent or as required by law, including the Business Corporation Law of Louisiana, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments to any Dissenting Shares, Parent shall be entitled to recover under the terms of Article VI hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of the stock of any Dissenting Shares.

1.05  Surrender of Certificates.

(a) Exchange Agent. Transfer Online, Inc. shall serve as the exchange agent (the "Exchange Agent") for the Merger.

(b) Parent to Provide Parent Common Stock and Parent Stock Warrants. Upon the terms and subject to the conditions of Section 1.03, promptly after the Effective Time, in exchange for outstanding Company Common Stock, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Aggregate Consideration issuable pursuant to Section 1.03, less the Parent Common Stock and Parent Stock Warrants being escrowed in accordance with Section 6.02(b) hereof (the "Escrow Shares"), which Parent shall deposit into the Escrow Fund as defined in Section 6.02(b) hereof.

(c) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate(s) which, immediately prior to the Effective Time, represented outstanding Company Common Stock(the "Certificates"), whose Company Common Stock was converted into the right to receive shares of Parent Common Stock and Parent Stock Warrants pursuant to Section 1.03: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificate(s) representing shares of Parent Common Stock and for the Parent Stock Warrants. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificate(s) representing the number of whole shares of Parent Common Stock and Parent Stock Warrants, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and Parent Stock Warrants into which such Company Common Stock shall have been so converted.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby until the holder of record of such Certificates shall surrender such Certificates. Subject to applicable law, as promptly as practicable following surrender of any such Certificates, the Exchange Agent shall deliver to the record holder thereof, without interest, (i) certificate(s) representing whole shares of Parent Common Stock and Parent Stock Warrants issued in exchange therefore, and (ii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender payable with respect to such whole shares of Parent Common Stock.

(e) No Liability. Notwithstanding anything to the contrary in this Section 1.05, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.06  Value of Parent Common Stock. For purposes of the indemnification obligations described in Article VI hereof, the parties hereto agree that the Parent Common Stock shall be deemed to have a value determined using the weighted average price as reported on the website of the American Stock Exchange for the ten (10) trading days preceding the date on which a claim for indemnification is made, and Parent Stock Warrants issued in the Merger shall be deemed to have a value per share equal to the value per share determined in accordance with Section 1.03.

1.07  Treatment of the Company Options and Warrants. All outstanding options, warrants and other rights to purchase Company Common Stock or any other equity interest in the Company as set forth in Section 2.03 that remain unexercised as of the Effective Time will be terminated, and the rights granted thereunder will be forfeited. Prior to the Closing Date, the Company shall provide all necessary notifications, and obtain all necessary consents, releases or cancellation agreements from the holders of such options, warrants and other rights as Parent may reasonably require.

1.08  No Further Ownership Rights in the Company Capital Stock. The shares of Parent Common Stock and Parent Stock Warrants paid in respect of the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid with respect to fractional shares of Parent Common Stock or Parent Stock Warrants) shall be deemed to be in full satisfaction of all rights pertaining to such Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of capital stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.09  Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, Parent Stock Warrants or such cash consideration as may be required pursuant to Section 1.03 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10  Taking of Necessary Action; Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, then the officers, directors and employees of the Company, Parent and Subsidiary are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action.

1.11  Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A), by reason of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPALS

The Company, and each of the Principals, hereby represent and warrant to Parent and Subsidiary that on the date hereof and as of the Effective Time as though made on the Effective Date as follows:

2.01  Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which its ownership or leasing of its properties or the nature of the business conducted by the Company makes such licensing or qualification necessary. The copies of the Articles of Incorporation of the Company and the Bylaws of the Company, certified by its Secretary as of the date of this Agreement, which are being delivered to Parent and Subsidiary herewith, are complete and correct copies of such documents in effect as of the date of this Agreement. The minute books of the Company contain true and complete records of all meetings and other corporate actions of its shareholders and their Boards of Directors (including all committees of their Boards of Directors).

2.02  Subsidiaries. There is no other corporation, limited liability company, partnership, association, joint venture or other business entity that the Company owns or controls, directly or indirectly.

2.03  Capital Structure.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, 11,110,000 shares of which are issued and outstanding. The capitalization of the Company is as set forth on Schedule 2.03(a) hereto. The names, addresses, number of shares held and domiciles of each of the Company Shareholders are set forth on Schedule 2.03(a) hereto. Except as set forth on Schedule 2.03(a) hereto, there are no shares of capital stock of the Company authorized, issued or outstanding. Except for Company Common Stock set forth on Schedule 2.03(a) hereto, there are no classes or series of ownership interests of the Company of any kind authorized, outstanding or issuable. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All shares of Company Common Stock have been issued in compliance with all applicable federal and state securities laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of Company Common Stock are as set forth in Schedule 2.03(a) hereto. There are no declared or accrued but unpaid dividends with respect to any shares of the Company capital stock and none of the Company capital stock is held in treasury.

(b) As of the date hereof, except for the 5,982,307.69 warrants issued in favor of MCG Capital Finance, Inc. (“MCG”), there are no other options, warrants or similar rights outstanding. Of the 5,982,307.69 warrants issued to MCG, 2,777,500 are currently vested. Schedule 2.03(b) sets forth the full name of MCG and the domicile address of MCG, the number of shares of Company Common Stock issuable upon the exercise of such warrants, the exercise price of such warrants, the vesting schedule for such warrants (including any vesting acceleration triggered by this Agreement, upon events following the Closing, or the transactions contemplated hereby), and whether such right is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As of the Closing Date, all such warrants, written or unwritten, to purchase any of the Company's authorized or unissued capital stock shall have been exercised or will have terminated. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to Company Common Stock of which the Company or any Principal has knowledge. To the Company’s and the Principals’ knowledge, the shareholders of the Company have good, valid and marketable title to Company Common Stock free and clear of any claim, lien, pledge, charge, security interest options, charges, assessments or other encumbrance of any nature whatsoever.

(c) The requisite vote required to approve the Merger under Louisiana law, the Company's Articles of Incorporation, Bylaws and any other agreement to which the Company or any Shareholder of the Company is two-thirds of the Company Common Stock voting as a class.

2.04  Authority. The Company and each of the Principals have all requisite power and authority to enter into this Agreement and any Related Agreement (as defined below) to which they are party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreement to which the Company is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Company Shareholders. No further action is required on the part of any of the Principals to authorize the Agreement, any Related Agreement to which they are a party and the transactions contemplated hereby and thereby. This Agreement, any Related Agreement to which the Company is a party and the Merger have been unanimously approved by the board of directors of the Company, and the Board of Directors will recommend to the Company Shareholders to vote in favor of this Agreement, the Merger and the transactions contemplated thereby. This Agreement and any Related Agreement to which the Company and/or any of the Principals is a party has been duly executed and delivered by the Company and/or the Principals, as the case may be, and constitute the valid and binding obligations of the Company and each of the Principals, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For the purposes of this Agreement, the term "Related Agreements" shall mean the Escrow Agreement, the McAllister Employment Agreement, the Acosta Employment Agreement, the Articles of Merger, and any other agreements to which the Company and/or the Principals is a party that is entered into in order to consummate the transactions contemplated hereby or thereby.

2.05  No Conflict. The execution and delivery by the Company and each of the Principals of this Agreement and any Related Agreement to which the Company and/or any Principal is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"): (i) any provision of the Articles of Incorporation or Bylaws of the Company, each as amended to date; (ii) any contract to which the Company is a party, or to which any of the Principals, is subject; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any respective properties or assets, or applicable to any of the Principals.

2.06  Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, commission, military division or department, inspectorate, minister, ministry or public or statutory person (whether autonomous or not) thereof (or of any political subdivision thereof) (each, a "Governmental Entity"), is required by or with respect to the Company, or any of the Principals in connection with the execution and delivery of this Agreement, any of the Related Agreements to which the Company, or any Principal is a party, or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing of the Articles/Certificate of Merger with the Secretary of State of the State of Mississippi and Louisiana; (ii) the approval of this Agreement and the transactions contemplated hereby by the Company Shareholders; (iii) the consents as set forth in Section 5.02(b); and (iv) such other consents, filings, approvals, registrations or declarations, the failure of which to make or obtain is not reasonably likely, individually, or in the aggregate, to have a Material Adverse Effect.

2.07  The Company Financial Statements. Attached as Schedule 2.07 are the (i) audited balance sheet as of December 31, 2002, 2003 and 2004, and the Profit and Loss Statement for the Company for the years ended December 31, 2002, 2003 and 2004 and (ii) the unaudited balance sheet as of June 30, 2005 and the consolidated Profit and Loss Statement for the Company for the three months ending June 30, 2005 (collectively, the "Financials"). The Financials are true, correct and accurate and have been based upon the information contained in the books and records of the Company and have been prepared in accordance with GAAP except that the June 30, 2005 Financials do not have notes thereto and may be subject to normal and recurring year end adjustments consistently applied throughout the periods covered thereby. The Financials present fairly the financial condition, operating results and cash flows of the Company (and their predecessors) as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of June 30, 2005 is referred to hereinafter as the "Current Balance Sheet." The Company maintains and will continue, prior to the Effective Time, to maintain a standard system of accounting established and administered in accordance with GAAP. The Parent, Subsidiary, and the Company acknowledge that the Financials do not reflect receivables owed to the Company by I-55 Telecommunications, L.L.C. and that the representations of this paragraph are limited by this acknowledgement.

2.08  No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financials or as disclosed on Schedule 2.08, which shall include all the Company's accounts payable and other accrued expenses as of the date of this Agreement, and subject to the thresholds set forth in Section 2.13 of this Agreement (except that the thresholds of Section 2.13 shall not apply if the cumulative undisclosed liabilities based on such threshold exceed $50,000), the Company has no liabilities, claims or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or Principals or any directors, officers or employees of the Company, whether due to become payable and regardless of when or by whom asserted) or any unrealized or anticipated losses from any unrealized or anticipated losses of a contractual nature.

2.09  No Changes. Except as set forth on Schedule 2.09, since the Current Balance Sheet Date, there has not been, occurred or arisen any of the following with respect to the Company:

(a) material transaction by the Company except in the ordinary course of business consistent with past practices;

(b) amendments or changes to the organizational documents of the Company;

(c) capital expenditure or capital expenditure commitment exceeding $5,000 individually or $20,000 in the aggregate;

(d) payment, discharge or satisfaction, in any amount in excess of $5,000 in any one case, or $20,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges or satisfactions made or given in the ordinary course of business consistent with past practices;

(e) destruction of, damage to or loss of any material assets or material business or loss of any material customer (whether or not covered by insurance);

(f) claim of wrongful discharge or other unlawful labor practice or action;

(g) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates by the Company) other than as required by GAAP;

(h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(i) revaluation by the Company of any of their respective assets;

(j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any share of capital stock, or any split, combination or reclassification in respect of any share of capital stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any share of capital stock, or any direct or indirect repurchase or redemption of any share of capital stock (or options or other rights convertible into, exercisable or exchangeable therefor);

(k) increase in the salary or other compensation (cash, equity or otherwise) payable by the Company to any officers, directors, employees or advisors, or the declaration, or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation (cash, equity or otherwise) to any such person;

(l) sale, lease or other disposition of any of the material assets or material properties or any creation of any security interest in such material assets or material properties;

(m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing of any indebtedness (in each case, except in the ordinary course of business and consistent with past practice, including, without limitation, travel and related expenses advanced to employees), issuance or sale of any debt securities or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

(n) waiver or release of any material or valuable right or claim of the Company , including any write-off or other compromise of any account receivable of the Company ;

(o) the commencement, settlement, notice or threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

(p) notice to the Company, or their respective directors, officers or managers or advisors of any claim of ownership by any person other than the Company of the intellectual property owned by or developed or created by the Company or of infringement by the Company of any other person's intellectual property;

(q) issuance or sale, or contract to issue or sell, by the Company of any capital stock, or any securities, warrants, options or rights to purchase any of the foregoing (other than a transfer of capital stock occasioned by the exercise of the MCG Warrants);

(r) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

(s) hiring or termination of any employee of the Company;

(t) event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect; or

(u) agreement by the Company, or any officer, manager or employee thereof on behalf of the Company to do any of the things described in the preceding clauses (a) through (t) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

2.10  Tax Matters.

(a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, capital gains, capital stock, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, stamp, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts (whether payable directly or by withholding, and whether or not requiring the filing of a Return (defined below)); (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Taxes. All Taxes which are due and payable by the Company and any interest or penalties thereon have been paid in full or accrued on the balance sheets included in the Financials. All federal, state and other tax returns of the Company required by law to be filed have been timely filed, and Company has paid or accrued on the balance sheets included in the Financials (including taxes on properties, income, franchises, licenses, sales and payrolls) all taxes which have become due pursuant to such returns or pursuant to any assessment. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all material respects. The amounts set up as provisions for Taxes (including provision for deferred income taxes) on the Financials are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Effective Date. There are no tax liens on any of the property of the Company except those with respect to taxes not yet due and payable. There are no pending tax examinations nor has the Company received a revenue agent's report asserting a tax deficiency. The Company does not expect any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxes assessed by such jurisdiction.

Copies of Company’s last three federal, state and local income tax returns are included as Schedule 2.10(b). No waivers of any statute of limitations relating to the payment of taxes have been given by the Company and no waivers therefor have been requested by the Internal Revenue Service from the Company . No extensions have been obtained to file any tax return which has not heretofore been filed. The Company has withheld from each payment made to employees of the Company the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Unemployment Tax Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and have set aside all other employee contributions or payments customarily set aside with respect to such wages and have paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. All Taxes and other amounts required to be collected and paid to a third party as required by law from customers' payments have been timely withheld and paid by the Company.

2.11  Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company , which has or may reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice, any acquisition of property, the conduct of business as currently conducted or otherwise materially limiting the freedom of the Company to engage in any line of business or to compete with any person.

2.12  Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

(a) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except: (i) as reflected in the Financials; (ii) Liens for Taxes not yet due and payable; and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value of, or interfere materially with the present use of, the property subject thereto or affected thereby.

(b) Schedule 2.12(b) contains an accurate and complete list and description of all real property owned by the Company or in which the Company has a leasehold or other interest or which is used by the Company in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof, and all machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by the Company except for items having a value of less than $2,000 which do not, in the aggregate, have a total value of more than $10,000, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

(c) The Company has not granted to any third party any right or license to use the Company's customer lists, customer contact information, customer correspondence or customer licensing and purchasing histories relating to its current and former customers.

2.13  Material or Significant Agreements, Contracts and Commitments.

(a) Except as set forth on Schedule 2.13(a), the Company is not presently a party to or bound by:

(i) any employment, consulting or sales agreement with any employee, consultant or salesperson of the Company that is not otherwise terminable without penalty upon no more than 30 days notice or involves payments of more than $10,000 per annum;

(ii) any agreement or plan relating to employee benefits or compensation involving payments of more than $10,000 per annum, including without limitation any option plan or purchase plan with respect to Equity Interests of the Company , any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any material fidelity or surety bond or completion bond;

(iv) any lease of personal property having an annual rental rate in excess of $2,000 individually or $20,000 in the aggregate;

(v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 individually or $20,000 in the aggregate;
(vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business that involves future payments of more than $10,000;

(vii) any payables, mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or evidencing any debt or any payable, debt or agreement which is secured by any assets of the Company and has a balance of more than $5,000.00;

(viii) any purchase order or contract for the purchase of materials or services involving in excess of $2,000 individually or $20,000 in the aggregate;

(ix) any material construction contracts;

(x) any dealer, distribution, joint marketing or development agreement or agreements relating to territorial arrangements, sales representation, operating or consulting agreements that is not otherwise terminable without penalty upon no more than 30 days notice or involves payments of more than $10,000 per annum;

(xi) any remarketer, reseller or other agreement for use or distribution of the Company's products, technology or services that may not be cancelled without penalty upon no more than 30 days notice;

(xii) any supplier or third party provider agreements that involves future payments in excess of $10,000 per annum and is not cancelable without penalty within 30 calendar days;

(xiii) any joint venture, partnership or other management agreements that involves future payments of more than $10,000;

(xiv) any advertising, marketing, telemarketing or promotional agreements that involves future payments of more than $5,000;

(xv) any material tax sharing agreement with any other party;

(xvi) any non-compete or other agreements restricting the business in any way;

(xvii) any independent agent or independent contractor agreements that is not cancelable without penalty within 30 calendar days;

(xviii) any agreements for the discount of the services or products offered by the Company that involve discounts of more than $5,000 per annum;

(xix) any material agreements pursuant to which the Company is obligated to indemnify any party;

(xx) any agreements that involves future payments of more than $5,000 or which is not otherwise cancelable without penalty within 30 calendar days with any current or former officer, director, employee, consultant or equity holder or any partnership, corporation, joint venture or other entity in which any such person has an interest;

(xxi) any irrevocable right of use or similar agreements that is not cancelable without penalty within 30 calendar days;

(xxii) any agreement providing for the purchase of telecommunications minutes, services or traffic that involves future payments of more than $5,000 or which is not otherwise cancelable without penalty within 30 calendar days; or

(xxiii) any other agreement, contract or commitment that involves $2,000 individually or $20,000 in the aggregate or more and is not cancelable without penalty within thirty (30) calendar days.

The undisclosed liabilities based on the thresholds as provided in this Section 2.13(a) do not exceed in the aggregate $50,000.

(b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, lease, license or commitment to which it is a party or by which it is bound, including those included on Schedule 2.13(a) (collectively, the "Contracts"), nor does the Company have knowledge of any event that would constitute such a material breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any material default thereunder, nor, to the Knowledge of the Company, is any party obligated to the Company pursuant thereto subject to any material default thereunder.

(c) The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification, limitation or alteration after the Effective Date. Following the Effective Date, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

2.14  Interested Party Transactions. No officer, director, employee, shareholder, manager or member of the Company (nor any ancestor, sibling, descendant or spouse of any such person, or trust, partnership or corporation in which any such person has or has had an interest) has or has had, directly or indirectly: (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells; (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services; or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

2.15  Governmental Authorization.

(a) Each consent, license, permit, grant, certificate, approval or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of its business as currently conducted or the holding of any such interest has been issued or granted and is listed on Schedule 2.15 (collectively, the "the Company Authorizations"). The Company is operating in compliance with all Company Authorizations. Each Company Authorization has been lawfully and validly issued and no proceeding or investigation is currently pending or threatened, and the Company has received no notice of any investigation, revocation, cancellation or modification with respect to any Company Authorization and knows of no basis therefor. The Company has timely filed all reports, data and other information required to be filed with any governmental entity or as required to maintain the Company Authorizations. The Company Authorizations are in full force and effect, and, shall remain in full force and effect without modification after the Effective Time.

2.16  Litigation. Except as set forth on Schedule 2.16, there is no action, suit, claim or proceeding of any nature pending or threatened against the Company or any Principal or their respective properties or any person or entity whose liability the Company or any Principal may have retained or assumed, either contractually or by operation of law, nor, to the Knowledge of the Company or Principals, is there any reasonable basis therefor. There is no investigation or other proceeding pending or threatened against the Company or any Principal, any of their respective properties or any person or entity whose liability the Company or any Principal may have retained or assumed, either contractually or by operation of law, by or before any Governmental Entity, nor, to the Knowledge of the Company or Principals, is there any reasonable basis therefor. Except as set forth on Schedule 2.16, no Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct their respective operations as presently or previously conducted.

2.17  Accounts Receivable. Except for any receivables owed to the Company by I-55 Telecommunications, L.L.C., all receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of the business of the Company and shall be (or have been) fully collected when due, or in the case of each account receivable within 90 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with the Company's prior practices as reflected on the Financials.

2.18  Assets Necessary to Business. The Company presently has and at Closing will have title to all property and assets, real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements, necessary to permit Subsidiary to carry on the business of the Company, as currently conducted.

2.19  Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain substantially accurate summaries of all material meetings of the board of directors (or committees thereof), the board of managers (or committees thereof), the shareholders (or committees thereof), the members (or committees thereof) of the Company , as applicable, and each action by written consent since the inception of each such entity.

2.20  Environmental Matters.

(a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). To the Knowledge of the Company, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any Subsidiary has at any time owned, operated, occupied or leased.

(b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company or any Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.
(c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Hazardous Material Activities by them, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

(d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any Subsidiary. The Company has no Knowledge of any fact or circumstance that is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

2.21  Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.22  Employee Benefit Plans and Compensation.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) "Affiliate" shall mean any other person or entity under common control with the Company or Parent, as applicable, within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

(ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(iii) "the Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

(iv) "DOL" shall mean the United States Department of Labor.

(v) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

(vi) "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

(vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

(ix) "IRS" shall mean the United States Internal Revenue Service.

(x) "Pension Plan" shall mean each the Company Employee Plan, which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

(b) Schedule. Schedule 2.22(b) contains an accurate and complete list of each the Company Employee Plan and each Employment Agreement. The Company has no plan or commitment to establish any new the Company Employee Plan or Employment Agreement, to modify any the Company Employee Plan or Employment Agreement (except to the extent required by law), or to enter into any the Company Employee Plan or Employee Agreement.

(c) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each the Company Employee Plan and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each the Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each the Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each the Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any the Company Employee Plan and any proposed the Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any the Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each the Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

(d) Employee Plan Compliance. Except as set forth on Schedule 2.22(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any material default or violation by any other party to each the Company Employee Plan, and each the Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each the Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any the Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any the Company Employee Plan or against the assets of any the Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, the Subsidiary, or the Company (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company , threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) the Company is not subject to any penalty or tax with respect to any the Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

(e) No Pension Plans. The Company has not ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) multiemployer plan, or to any plan described in Section 413 of the Code.

(f) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

(g) Health Care Compliance. The Company has not , prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

(h) Effect of Transaction.

(i) Execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(ii) No payment or benefit which will or may be made by the Company with respect to any Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

(i) Employment Matters. The Company : (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company or Principals, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

(j) Labor. No work stoppage or labor strike against the Company is pending, or, to the knowledge of the Company or Principals, threatened or reasonably anticipated. To the knowledge of the Company or Principals, there are neither any activities nor proceedings of any labor union to organize any Employees, nor have there ever been. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company or Principals, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including without limitation charges of unfair labor practices or discrimination complaints. The Company has not has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, or has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

(k) Employees. Schedule 2.22(k) contains a true and complete list of the names and current salary rates and bonus commitments to all present employees of the Company and Schedule 2.22(k) or other Schedules attached as part of Section 2.22 contains a list of all contracts, agreements, Company Employee Plans, arrangements, commitments and understanding (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, change in control payments, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Parent heretofore.

(l) Except for the Principals, the Company will not have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Subsidiary from and after the Effective Time or have any liability for any severance payments to or similar arrangements with any such person who shall cease to be an employee or consultant of the Company at or prior to the Effective Time.

(m) No facts or circumstances are known to exist that could provide a reasonable basis for a claim of wrongful termination or employment discrimination by any current or former employee of the Company against the Company.

2.23  Compliance with Laws; Relations with Governmental Entities. The Company has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation. Neither the Company nor any Principal, nor, to the Knowledge of the Company or any Principal, any of the Company's officers, directors, employees or agents (or shareholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including any offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person or entity, or (b) to any person or entity, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes. To the knowledge of the Company or any Principal, the business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. The Company nor any Principal has otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Laws of similar effect.

2.24  Merger Tax Matters. The Company and each Principal represents that each of them and the Company Shareholders understands that he or she must rely solely on his or her advisors and not on any statements or representations by Parent, or its agents, with respect to Tax consequences of the Merger and that the Company is relying on its own advisors as to such matters. No tax opinions are being required under Article V of this Agreement.

2.25  Intellectual Property. Schedule 2.25 contains a true, correct and complete listing of all Intellectual Property owned or licensed by or registered in the name of the Company and used or held for use in operations of the Business, all of which are transferable to Buyer by the sole act and deed of the Company , and no consent on the part of any other person is necessary to effectuate the transfer to Buyer of such Intellectual Property. The Company pays no royalty to anyone with respect to the Intellectual Property and has the right to bring action for the infringement thereof. The Company owns or possesses all rights to use all such Intellectual Property necessary to or useful for the conduct of the Business. The Company has not received any notice to the effect that any service rendered by the Company relating to the Business may infringe on any Intellectual Property right or other legally protectable right of another, nor does the Company or any Principal otherwise have any knowledge of any such infringement.

2.26  Customer Contracts. The contracts, agreements, understandings and commitments set forth and described in Schedule 2.26 (the "Customer Contracts") are the current forms of all of the types of customer contracts, agreements, commitments or understandings relating to the business and operations thereof to which the Company is a party. Separately described in Schedule 2.26 are all Customer Contracts of the Company that have generated $2,000 or more in revenue in any month since June 1, 2004 ("Significant Customer Contracts") and a list of all current customers of the Company.

The Company has not entered into any binding agreement with respect to any Customer Contract that could adversely affect the Company’s ability to enforce its rights under such Customer Contract. The Company has delivered true and complete copies of all written Significant Customer Contracts (and all amendments and modifications thereto) to Parent and Subsidiary prior to the execution of this Agreement, and each Significant Customer Contract represents the entire agreement between the Company and any other party to such Significant Customer Contract.

Since 120 days prior to the date of this Agreement, (i) no customer (or group of related customers) purchasing in the aggregate $25,000 in products and services over the past twelve (12) months-has terminated its relationship with the Company , and (ii) the Company has not received any written or oral communication from any customer (or group of related customers) purchasing in the aggregate $25,000 in products and services over the past twelve (12) months to the effect that such customer (or group of related customers) is experiencing financial difficulties which reasonably could be expected to affect adversely full and timely payment by such customer for services rendered by the Company.

2.27  Relationships with Suppliers. The Company or any Principal does not know of any written or oral communication, fact, event or action which exists or has occurred within 120 days prior to the date of this Agreement which would indicate that any current supplier to the Company or its Subsidiaries of items or services essential to the conduct of the business of the Company and its Subsidiaries may terminate or materially reduce its business with the Company.

2.28  Investment Representation; Legends.

(a) The Company understands that the Parent Common Stock and the Parent Stock Warrants to be issued pursuant to the terms of this Agreement have not been registered under the Securities Act of 1933 as amended (the "Securities Act") and the Parent Common Stock and Parent Stock Warrants are "restricted securities" as the term is defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act and the Company shareholders cannot transfer any of such Parent Common Stock and Parent Stock Warrants unless such shares are subsequently registered under the Securities Act or in a transfer that, in the opinion of legal counsel to Parent, is exempt from such registration.

(b) Each Company shareholder has been advised that the Parent Company Stock and the Parent Stock Warrants issued hereunder have not been and are not being registered under the Securities Act or under the Blue Sky laws of any jurisdiction, and that Parent in issuing such shares is relying upon, among other things, the representations and warranties of the Company and Principals contained in this Section including that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

2.29  Stockholder Matters. Set forth on Schedule 2.29 is a list of all holders of the Company's capital stock as of the date hereof and Schedule 2.29 identifies each holder of the Company's capital stock that is an accredited investor as defined in Rule 501(a) under the Securities Act of 1933, as amended.

2.30  Banking and Insurance.

(a) Schedule 2.30(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the number or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

(b) Schedule 2.30(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the Company’s knowledge, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire other than possible increases in premiums that do not result from any act or omission of the Company.

2.31  Representations Complete. None of the representations or warranties made by the Company or any Principal in this Agreement, or to be furnished in or in connection with documents mailed or delivered to the Company Shareholders for use in soliciting their consent to this Agreement and the Merger, contains or, with respect to documents to be mailed to the Company Shareholders, will when mailed contain, any untrue statement of a material fact or omits or, with respect to documents to be mailed to the Company Shareholders, will when mailed omit, to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. No representations and warranties by the Company and Principals in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to Parent or Subsidiary pursuant hereto contains or will contain any untrue statement or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Company and Principals have disclosed to Parent and Subsidiary all facts known to any of them material to the assets, liabilities, business, operation and property of the Company or its Subsidiaries. There are no facts known to the Company or Principals not yet disclosed which would adversely affect the Company's business, financial condition or future operations of the Company's business. All facts of material importance to the assets and to the business have been fully and truthfully disclosed to Parent and Subsidiary in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

Parent and Subsidiary represent and warrant to the Company that on the date hereof and as of the Effective Date as though made at the Effective Time as follows:

3.01  Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Each of Parent and Subsidiary has the full and unrestricted corporate power and authority to carry on its business as currently conducted. Each of Parent and Subsidiary has the full and unrestricted corporate power and authority to execute and deliver this Agreement, the Related Agreements and each other document required hereunder and to carry out the transactions contemplated hereby and thereby. Parent has the full and unrestricted corporate power and authority to issue the Parent Common Stock and Parent Stock Warrants hereunder and to carry out the transactions to be carried out by it as contemplated by this Agreement and all other Related Agreements.

3.02  Authorization. The execution, delivery and performance by each of Parent and Subsidiary of this Agreement and each other Related Agreement, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by each of Parent and Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by their respective Board of Directors and subject to the approval of the shareholders of the Parent and shareholders of the Subsidiary (a) will not conflict with, or violate any term or provision of (i) any law having applicability to each of Parent and Subsidiary, the effect of which would have an adverse material effect on the business of Parent or Subsidiary, or (ii) any provision of the certificate of incorporation or bylaws of Parent or Subsidiary; (b) will not conflict with, or result in any material breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any material agreement to which Parent or Acquisition Sub is a party or by which it is bound; or (c) will not result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any encumbrance of any nature upon, or with respect to, Parent or Subsidiary. No other corporate action on the part of Parent or Subsidiary is necessary for Parent or Subsidiary to enter into this Agreement and all other Related Agreements and to consummate the transactions contemplated hereby and thereby, other than the approval of the Parent as the sole shareholder of the Subsidiary. The issuance by Parent of the Parent Common Stock and Parent Stock Warrants hereunder and the performance by Parent or Subsidiary of the terms and provisions of this Agreement and each other Related Agreements required to be performed by it have been duly authorized by all necessary corporate action of Parent (which authorization has not been modified or rescinded and is in full force and effect) other than the approval of the Parent as sole shareholder of the Subsidiary.

3.03  Binding Obligation. This Agreement and each other agreement to be executed by Parent or Subsidiary hereunder constitutes a valid and binding obligation of the Parent or Subsidiary, as applicable, enforceable against the Parent or Subsidiary, as applicable, in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.04  Issuance of Parent Common Stock and Parent Stock Warrants. All of the Parent Common Stock and Parent Stock Warrants to be issued pursuant to this Agreement have been duly authorized by Parent and, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid and nonassessable.

3.05  Litigation. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against, or involving Parent or Subsidiary or the transactions contemplated by this Agreement or any other Related Agreement, at law or in equity, or before or by any arbitrator or governmental authority, domestic or foreign, which could reasonably be expected to have a material adverse effect on the Parent or Subsidiary. Neither Parent nor Subsidiary is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any arbitrator or governmental authority relating to Parent or Subsidiary or their respective employees.

3.06  Securities and Exchange Commission Filings. Parent and Subsidiary have furnished the Company and the Principals with a true and complete copy of each final annual, quarterly and current report and each final prospectus filed by Parent with the SEC since January 1, 2002. No such filing with the SEC by Parent contained to Parent's Knowledge, as of the time of such filing, any untrue statement of a material fact or omitted a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV
COVENANTS OF PARTIES PRIOR TO THE EFFECTIVE TIME

4.01  Preparation of Proxy Statement.

(a) Immediately after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent and Subsidiary, a Proxy Statement for the Company Shareholders to approve this Agreement, the Merger and the transactions contemplated hereby and thereby. The Proxy Statement shall include a disclosure document for the offer and issuance of the shares of Parent Common Stock and Parent Stock Warrants to be received by the holders of Company Common Stock in the Merger. Parent and the Company shall each use commercially reasonable efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel, accountants and auditors to cooperate with the other's counsel, accountants and auditors in the preparation of the Proxy Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Date either the Company or Parent shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company that the Company Shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Company Shareholders, unless the Company's Board of Directors shall have determined in good faith that the failure to do so would violate the Board of Directors' fiduciary duties to the Company Shareholders under applicable law. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Proxy Statement any information with respect to Parent, the Subsidiary or their affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

4.02  Restrictions on Transfer; Legends. The Parent Common Stock and all the Parent Stock Warrants to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN SALE RESTRICTIONS AS PROVIDED IN SECTION 8.11 OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER BY AND AMONG I-55 INTERNET SERVICES, INC., XFONE, INC. AND XFONE USA, INC. DATED AS OF AUGUST ___, 2005.

4.03  Access to Information.

(a) The Company shall afford Parent, Subsidiary and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Date and during normal business hours upon reasonable advance notice to (i) all of the Company's properties, books, contracts, commitments and records; (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request; and (iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request.

(b) No information or knowledge obtained in any investigation pursuant to this Section 4.03 shall affect or be deemed to modify: any representation or warranty contained herein, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof, or the indemnification obligations of the Company and the Principals.

(c) All information furnished by one party to another pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, the party receiving the information shall retrieve, if necessary, and return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. If the Merger is not consummated, the obligation to keep such information confidential shall continue for two (2) years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (a) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information, (b) was then generally known to the public or set forth in public records, (c) became known to the public through no fault of the party receiving the information, or (d) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality, or (ii) disclosures in accordance with an order of a court of competent jurisdiction.

4.04  Public Disclosure. The parties hereto agree that prior to the Effective Time, none of them will make or engage in any press release, publicity or other public disclosure of the matters which are the subject of this Agreement without the prior written consent of Parent and the Company, unless such party believes in good faith upon consultation with counsel that such press release, publicity or other public disclosure is required by law or legal process, in which event such party will give Parent and the Company as much advance notice thereof as is practicable under the circumstances and will give good faith consideration to any comments made with respect thereto by the other parties hereto prior to the time when such press release, publicity or other public disclosure is made.

4.05  Conduct Business in Ordinary Course. The Company shall, through the Closing Date, use its best efforts to preserve its business and the assets and maintain its existing contracts and licenses and to preserve for the Subsidiary the present relationships with customers, employees, lessors and any other persons having business relations with the Company. Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, the Company shall, through the Closing Date, maintain and service the business and the assets only in the ordinary course of business and, in addition, shall not (except to the extent that Parent has consented in advance in writing thereto: (i) enter into any agreement in connection with the business or assets that may not be terminated on less than thirty (30) days' notice or that may reasonably be expected to have a Material Adverse Effect on the business or assets, (ii) make any capital purchases or commitments relating to the Assets that exceed, individually or in the aggregate, $10,000; (iii) place, or allow to be placed, an Encumbrance on any of the assets, (iv) sell, assign, lease or otherwise transfer or dispose of any interest in any asset (other than in the ordinary course of business), (v) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect on the business or assets; (vi) do or omit to do any act (or permit such action or omission) which reasonably could be expected to cause a breach of any contract or Governmental Authorizations, or (vii) take any action or fail to take any action that would reasonably be expected to cause any of the representations, warranties or covenants contained herein to be untrue or incorrect or incapable of being performed or satisfied on the Closing Date. Through the Closing Date, the Company shall not (except to the extent that Parent has consented in advance in writing thereto): (i) provide service or agree to provide service to any customer at rates that are different than those that were in effect for such customer (or would have been in effect for any new customer) as of June 23, 2005, (ii) offer any promotions or special incentives or arrangements to customers that were not being offered to all customers at June 23, 2005, including, but not limited to, any promotions or special incentives or arrangements with respect to pricing or usage, or (iii) amend or modify any Customer Contract. Prior to and through the day following the Closing Date, the Company and its Subsidiaries shall maintain in full force and effect all of its existing casualty, liability, and other insurance in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the Ordinary Course of Business.

4.06  Consents and Approvals. The Company shall use its best efforts to obtain, prior to the Closing, all waivers, consents and approvals including those as provided in Schedule 5.02(b), that are required in order to effect the Merger so as to preserve all rights of and benefits of the Company thereunder for the Subsidiary. Parent and Subsidiary shall use commercially reasonable efforts to assist the Company in the Company's efforts to obtain such waivers, consents and approvals. In addition, the Company and Parent and Subsidiary shall use their commercially reasonable efforts to obtain all other waivers, consents and approvals of all Governmental Authorities that are required in order for them to consummate the transactions contemplated by this Agreement or to perform the other obligations of the Company and Parent and Subsidiary hereunder. The Company and Parent and Subsidiary shall: (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any Governmental Authority or supra-governmental authority in connection with the transactions contemplated by this Agreement; and (ii) use their respective best efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Effective Date. All expenses incurred in obtaining the waivers, consents and approvals described in this Section 4.06 shall be paid by the Company.

4.07  Financial Statements. The Company shall provide Parent with unaudited statements of assets and liabilities of the Company , and statements of revenues and expenses reflecting the results of operations of the Company for each month beginning with August 2005 within twenty (20) days of the end of each such month. All of the foregoing financial statements shall comply with the requirements concerning financial statements set forth in Section 2.07.

4.08  Notification of Certain Matters.

(a) The Company and each of the Principals, as the case may be, shall give prompt written notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or any of the Principals, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date; and (ii) any failure of the Company or any of the Principals, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.08(a) shall not constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or any of the Principals pursuant to this Section 4.08(a) shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article V have been satisfied, or be deemed to have cured any such breach of a representation or warranty in this Agreement and to have been disclosed as of the date of this Agreement for purposes of Article VI hereof.

(b) The Parent and Subsidiary shall give prompt written notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Parent and Subsidiary contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and (ii) any failure of the Parent and Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.08(b) shall not constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or any of the Principals pursuant to this Section 4.08(b) shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article VI have been satisfied, or be deemed to have cured any such breach of a representation or warranty in this Agreement and to have been disclosed as of the date of this Agreement for purposes of Article VI hereof.

4.09  Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

4.10  Federal and State Securities Exemptions. The parties agree to use commercially reasonable efforts to ensure that the issuance of the Parent Stock Consideration will be exempt from registration under the Securities Act by reason of Section 4(2) and/or Regulation D thereof (the "Private Placement Exemption").

4.11  Shareholder List. As of a date which is two (2) calendar days prior to the Effective Date, the Company shall provide Parent and its counsel with a statement certified by the principal executive officer of the Company and Principals setting forth any changes which would have been required to be set forth on Schedule 2.03 or Schedule 2.29 as if such had been made and certification that there are no outstanding options or other rights to any equity interest in the Company (the "Updated Capitalization Certificate").

4.12  Non-Competition and Non-Solicitation.

(a) As a material inducement to Parent and Subsidiary to enter into and perform their obligations under this Agreement, and in order to preserve and protect the trade secrets and proprietary, confidential information of Parent and Subsidiary after the Closing, during the period of employment and for a period of two (2) years following the date that the employment by the Subsidiary (or an affiliate thereof) of the Principal ends (the "Noncompetition Period"), no Principal will, directly or indirectly, either for themselves or for any partnership, limited liability company, individual, corporation, joint venture or any other entity "participate in" (as defined below) any business (including, without limitation, any division, group or franchise of a larger organization) which engages in any "Internet Services and Telecommunications Business" in the parishes and counties listed on Exhibit “F” (the "Restricted Area"). For purposes of this Agreement, "Internet Services and Telecommunications Business" shall mean the business of providing any type of telecommunication services or internet access services to any person or customer within the Restricted Area, including, without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP) and any other service or product being offered or provided by the Parent or Subsidiary or any of its affiliates. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Notwithstanding the foregoing, nothing in this Section 4.12 shall prohibit any Principal or any other Non-Compete Party from owning not more than five percent (5%) of the debt or equity securities of a publicly traded corporation which may compete with Parent.

(b) During the Noncompetition Period, and in order to preserve and protect the trade secrets and proprietary, confidential information of Parent and the Subsidiary after the Effective Date, no Principal or any Non-Compete Party shall (i) induce or attempt to induce any employee of Parent or the Subsidiary to leave the employ of Parent or the Subsidiary, or in any way interfere with the relationship between Parent or Subsidiary or any employee thereof, (ii) hire directly or through another entity any individual employed by Parent or the Subsidiary who was previously employed by the Company, or (iii) induce or attempt to induce any customer, supplier, licensee, distributor or other business relation of Parent or the Subsidiary to cease doing business with Parent or the Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, distributor or business relation and Parent or the Subsidiary (including, without limitation, making any negative statements or communications concerning Parent or the Subsidiary).

(c) If, at the time of enforcement of this Section 4.12, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each of the Principals with respect to the terms of this Section 4.12 agrees (and each other Non-Compete Party shall agree) that the restrictions contained in this Section 4.12 are reasonable.

(d) If at any time during the Noncompetition Period a Principal or any other Non-Compete Party desires to participate in an activity that he or she believes might be prohibited by this Section 4.12, such person may request in writing (a "Clarification Request") a determination by Parent as to whether such proposed activity would violate this Section 4.12. Parent shall respond in writing to such Clarification Request (a "Clarification Response") within thirty (30) days of receipt thereof from the requesting person.

(e) Each Principal by execution of this Agreement agrees to the terms of this Section 4.12 as to himself.

(f) The non-competition and non-solicitation obligations of each Principal shall be set forth more fully in the Employment Agreements to be executed between each Principal, respectively, and Subsidiary, on the forms attached to this Agreement as Exhibits “C” and “D.”

4.13  Approval of Shareholders. The Company will (i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement and the transactions contemplated thereby and for such other purposes as may be necessary or desirable, (ii) recommend to its shareholders the approval of this Agreement and the transactions contemplated thereby and such other matters as may be submitted to its shareholders in connection with this Agreement, and (iii) cooperate and consult with Parent and Subsidiary with respect to each of the foregoing matters. The Principals agree to vote all of their Company Common Stock in favor of the Merger.

4.14  No Shop. Until such time, if any, as this Agreement is terminated pursuant to Article VII, neither the Company or any of the Principals will not and each of their representatives will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, any person (other than Parent) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company (other than a transfer of Capital Stock caused by the exercise of the MCG Warrants), or any merger, consolidation, business combination, or similar transaction involving the Company.

ARTICLE V
CONDITIONS TO THE MERGER

5.01  Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company, Parent and Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

(a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted (i) by the Company Shareholders by the requisite vote under applicable law and the Company's Articles of Incorporation, (ii) by the shareholders of Subsidiary by the requisite vote under applicable law and the Subsidiary’s Certificate of Incorporation, and (iii) by the shareholders of the Parent by the requisite vote under applicable law and the Parent's Certificate of Incorporation.

(b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

(d) Articles of Merger. The Articles of Merger shall have been filed with the Secretary of State of the State of Mississippi and the Certificate of Merger shall have been filed with the Louisiana Secretary of State.

(e) MCG Debt and Warrants. MCG shall have been paid in full for the MCG Debt, and all obligations owed by Company to MCG under the MCG Credit Facility shall have been extinguished, including, but not limited to, the MCG Warrants.

(f) Tax-Free Merger. The Merger and the proposed transaction among Parent, Subsidiary and I-55 Telecommunications, L.L.C., taken individually or together, shall have no adverse tax consequences to Company, I-55 Telecommunications, L.L.C., or either of their shareholders.

(g) Acquisition of I-55 Telecommunications, L.L.C. Parent and Subsidiary shall have executed a definitive agreement for the acquisition of I-55 Telecommunications, L.L.C. by the Subsidiary.

5.02  Conditions to the Obligations of Parent and Subsidiary. The obligation of Parent and Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of the Company and the Principals in this Agreement (other than the representations and warranties of the Company and the Principals as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of: (A) the date of this Agreement and (B) the Effective Time as though such representations and warranties were made on and as of the Effective Time (it being understood that, for purposes determining the accuracy of each such representation and warranty pursuant to clauses (A) and (B), any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

(ii) Each of the Company and the Principals shall have performed and complied with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Effective Time.

(b) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained all consents, waivers, approvals, and assignments listed in Schedule 5.02(b).

(c) No Material Adverse Change. There shall not have occurred any event or condition of any character since the date of this Agreement that has had or is reasonably likely to have a material adverse effect on the Company or its business, assets or prospects.

(d) Company Shareholder Approval. No holder of capital stock of the Company shall have exercised or given notice of their intent to exercise appraisal rights in accordance with Louisiana Law.

(e) Certificate of the Company and the Principals. Parent shall have received a certificate, validly executed by each of the Principals and the principal executive officer of the Company for and on its behalf, to the effect that, as of the Closing:

(i) all representations and warranties made by the Company and the Principals in this Agreement (other than the representations and warranties of the Company and the Principals as of a specified date, which will be true and correct as of such date) were true and correct on and as of: (A) the date of this Agreement and (B) the Effective Date as though such representations and warranties were made on and as of the Effective Time;

(ii) all covenants and obligations under this Agreement to be performed by the Company or the Principals on or before the Closing have been so performed; and

(iii) the conditions to the obligations of Parent and Subsidiary set forth in Section 5.02 have been satisfied (unless otherwise waived in accordance with the terms hereof).

(f) Certificate of Secretary of the Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the correct form and effectiveness of the Articles of Incorporation and the Bylaws of the Company, including all amendments thereto; and (ii) the valid adoption of resolutions of the board of directors of the Company and the Company Shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

(g) Certificate of Good Standing. Parent shall have received certificates of good standing of the Company from the Secretary of State of the State of Mississippi and Louisiana and any other jurisdiction where the Company is required to qualify to do business, each dated within ten (10) business days prior to the Closing.

(h) Working Capital Requirement. The Company’s "Working Capital" (as defined herein) as of the Closing Date shall not be more than a deficit of $400,000 ("Working Capital Requirement"), as shown on a balance sheet and Profit and Loss Statement and combining worksheet (prepared in accordance with GAAP and consistent with the December 31, 2004 Financials) as of the Closing Date ("Closing Date Financials"). "Working Capital" shall mean the current assets (excluding receivables due from I-55 Telecommunications, L.L.C. to the Company) less the total liabilities (excluding the MCG debt and payables owed by the Company to I-55 Telecommunications, L.L.C.) as determined in accordance with GAAP. In the event that the Working Capital Requirement is not met, the Parent and Acquisition Sub may nevertheless elect to close and reduce the Parent Stock Consideration by an amount equal to the difference between the Working Capital Requirement and the actual Working Capital Deficit. In the event that the Working Capital deficit is less than the Working Capital Requirement, then the Parent Stock Consideration shall be increased by an amount equal to the amount by which the Working Capital Deficit is less than the Working Capital Requirement.

(i) MCG Finance Corporation Debt/Warrants. The only debt of the Company (other than current liabilities for accounts payable, accrued liabilities and deferred revenue reported consistent with the December 31, 2004 Financials and in accordance with GAAP) shall be the debt to MCG Finance Corporation (“MCG”) pursuant to that certain Credit Facility Agreement dated October 29, 1999 as amended by the First through Fourth Amendments thereto (the “MCG Credit Facility”). In the event that the total amounts due under the MCG Credit Facility (the “MCG Debt”) which the Parent or Subsidiary assumes or pays or restructures at the option of the Parent on the Effective Date is greater than $1,763,000 (the “MCG Assumed Debt Amount”), then in such event the Parent and Subsidiary may nevertheless proceed to close and reduce the Parent Stock Consideration by an amount equal to the amount by which the MCG Debt exceeds the MCG Assumed Debt Amount. In the event that the MCG Debt is less than $1,763,000, then in such event, then the Parent Stock Consideration shall be increased by an amount equal to the amount by which the MCG Debt is less than the MCG Assumed Debt Amount. The agreement that MCG entered in favor of the Parent and Subsidiary on or before the date of this Agreement in which MCG agreed (i) to exercise its 2,777,585 vested warrants immediately prior to the Effective Date in accordance with that certain Second Amended and Restated Warrant Agreement dated May 31, 2005 (“MCG Warrant Agreement”); (ii) to the cancellation of any other warrants, options or rights for Company Common Stock or any other equity in the Company under the MCG Warrant Agreement or otherwise; and (iii) cancellation of the MCG Warrant Agreement or any rights thereunder at the Effective Date shall remain in full force and effect as of the Effective Date.

(j) Shareholder List. Parent shall have received from the principal executive officer of the Company the Updated Capitalization Certificate.

(k) Employment Agreements. Subsidiary shall have received from Hunter McAllister and Brian Acosta an executed Employment Agreement substantially in the form attached hereto as Exhibits C and D.

(m) Amendments to Certain Documents. The Parent shall have received a duly executed amendment or restated agreement on terms satisfactory to the Parent for the following agreements: An interconnection agreement between Intercosmos and Company.

(n) Escrow Agreement. The Principals and Escrow Agent shall have entered into the Escrow Agreement in the form of Exhibit B hereto.

(o) Irrevocable Proxy from Principals. Each of the Principals shall have entered into an Irrevocable Proxy in form reasonably satisfactory to Parent in which each Principal agrees to irrevocably appoint Guy Nissenson or such other party designated by Parent as proxy to vote the Principal's Parent Common Stock or any Parent Common Stock issued to or acquired hereafter by the Principal whether from the exercise of any of the Parent Stock Warrants or any other stock options or warrants granted hereafter or otherwise until such time as the Principal sells all of his Parent Common Stock, subject to the condition that if at any time, Guy Nissenson and Abraham Keinan together command less than 50% of the voting rights of Parent, then such proxies shall automatically terminate.

(p)  Funding. The Parent and Subsidiary shall have obtained on terms and conditions satisfactory to it such financing or funds it needs in order to pay in full the MCG Debt at Closing.

(q) Non-Compete Agreements. The Subsidiary shall have received from each Principal a Non-Compete Agreement in the form attached hereto as Exhibits “C” and “D.”

(r) Releases. Each officer and director shall have executed and delivered a Release in substantially the form attached hereto as Exhibit “E.”

5.03  Conditions to Obligations of the Company and the Principals. The obligations of the Company and the Principals to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of Parent and Subsidiary in this Agreement (other than the representations and warranties of Parent as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of: (A) the date of this Agreement and (B) the Effective Time as though such representations and warranties were made on and as of the Effective Time (it being understood that, for purposes determining the accuracy of each such representation and warranty pursuant to clauses (A) and (B), any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

(ii) Each of Parent and Subsidiary shall have performed and complied with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

(b) Certificate of Parent. The Company shall have received a certificate executed on behalf of Parent and Subsidiary by the Chief Executive Officer of each to the effect that, as of the Closing:

(i) all representations and warranties made by the Parent and Subsidiary in this Agreement (other than the representations and warranties of the Parent and Subsidiary as of a specified date, which will be true and correct as of such date) were true and correct on and as of: (A) the date of this Agreement and (B) the Effective Time as though such representations and warranties were made on and as of the Effective Time;

(ii) all covenants and obligations under this Agreement to be performed by Parent and Subsidiary on or before the Closing have been so performed; and

(iii) the conditions to the obligations of the Company and the Principals set forth in Section 5.03 have been satisfied (unless otherwise waived in accordance with the terms hereof).

(c) No Material Adverse Change. There shall not have occurred any event or condition of any character since the date of this Agreement that has had or is reasonably likely to have a Parent Material Adverse Effect.

(d) Principals Employment Agreements. Hunter McAllister and Brian Acosta shall have received from Subsidiary an executed Employment Agreement substantially in the form attached hereto as Exhibits C and D and such agreement shall be in full force and effect.

ARTICLE VI
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; POST-CLOSING COVENANTS

6.01  Survival of Representations, Warranties and Covenants.

(a) The representations and warranties of the Company and each of the Principals contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall remain in effect until, and will expire upon the second year following the Closing Date (the "Termination Date"), except for the representations and warranties set forth in Section 2.10 (Tax Matters) which shall survive the Termination Date until the expiration of the applicable statute of limitations. The representations and warranties of the Parent and the Subsidiary contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement will expire upon the Termination Date, provided that the maximum liability of the Parent and Subsidiary for any breach of a representation or warranty shall be twenty percent of the Aggregate Merger Consideration, and any liability shall be satisfied by the issuance of a number of shares of Parent Common Stock and Parent Stock Warrants in a ratio of 2/3 Parent Common Stock and 1/3 Parent Stock Warrants with a value equal to the amount of such liability as established at the time of payment using the same formula as in the definition of such terms as provided in Section 1.03 hereof. Notwithstanding the foregoing:

(i) the Termination Date or limitation or indemnification as set forth in 6.2(e) shall not apply to claims based upon intentional fraud; and

(ii) the representation, warranty, covenant or obligation that is the subject matter of a timely submitted Claim Notice (as defined in Section 6.01(c)) shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon, or that reasonably relates to, any breach or alleged breach of such representation, warranty, covenant or obligation and that is reasonably related to the subject matter of such Claim Notice or any such subsequent Claim Notice has been fully and finally resolved, either by means of a written settlement agreement executed by the Principals and the Parent and Subsidiary or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

(b) No disclosure in any Schedule referred to in Article II will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable disclosure schedule identifies the exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty regards the existence of the document or other item itself).

(c) For purposes of this Agreement, a "Claim Notice" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been given if the Parent or Subsidiary, acting in good faith, delivers within the time periods provided in Section 6.01(a) to the Principals and the Escrow Agent a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (i) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential damages that have arisen and may arise as a direct or indirect result of such possible breach. For purposes of this Agreement, "Parent Indemnified Parties" shall mean the following persons and entities: (a) Parent; (b) Parent's current and future affiliates Subsidiary; (c) the respective officers, directors, employees and agents of the persons and entities referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the persons and entities referred to in clauses "(a)" and "(b)" above; provided, however, that none of Hunter McAllister or Brian Acosta or any of the Company Shareholders shall be deemed to be a Parent Indemnified Party.

6.02  Indemnification by the Principals; Escrow Fund.

(a) The Principals, jointly and severally, agree that, subject to the limits of Sections 6.01 and 6.02(b)-(e), from and after the Effective Date, the Principals shall indemnify and hold the Parent Indemnified Parties harmless against all claims, losses, liabilities, damages, lawsuits, administrative proceedings, investigations, audits, demands, assessments, adjustments, judgments, settlement payments, penalties, fines, interest, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (individually a "Loss" and collectively "Losses") incurred by the Parent Indemnified Parties directly or indirectly as a result of:

(i) any inaccuracy or breach of a representation or warranty of the Company or any Principal contained in: (A) this Agreement both as of the date of this Agreement and as of the Effective Time as if made on and as of the Effective Time; (B) any of the agreements executed in connection with this Agreement; or (C) or in any certificate, instrument or other document delivered by the Company or any Principal pursuant to the terms of this Agreement; or

(ii) any failure by the Company or any of the Principals to perform or comply with any covenant contained in this Agreement or in any of the agreements executed in connection with this Agreement.

(b) (i) As security for the indemnity provided to the Parent Indemnified Parties in this Article VI and by virtue of this Agreement and the Articles of Merger, the Principals agree that an amount of the Parent Company Stock and Parent Stock Warrants to which they are entitled at the Effective Date of the Merger equal to twenty percent (20%) of the Aggregate Merger Consideration (the "Escrow Shares") shall be deposited with the Escrow Agent and held in the name of the Escrow Agent pursuant to the Escrow Agreement and the Principals direct the Parent to deposit the Escrow Shares (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Shares) with the Escrow Agent, without any act of the Principals, such deposit to constitute an escrow fund (the "Escrow Fund"). Each Principal shall be required to contribute the Principal's Pro Rata Portion (as defined herein) of the Escrow Shares with the escrow to be funded in the same proportions of Parent Company Stock to Parent Stock Warrant that each Principal received in connection with the Merger. It is understood and agreed that the portion of the Aggregate Merger Consideration deposited into the Escrow Fund by each of the Principals shall be issued and outstanding on the books of Parent, and the Principals shall be the owners thereof, but registered in the Escrow Agent's name until the Escrow Agreement is terminated.

Any cash dividends paid on Parent Common Stock in the Escrow Fund shall be deposited with the Escrow Agent and become part of the Escrow Fund. Each Principal shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund on behalf of such Principal (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) so long as such shares of Parent Common Stock or other voting securities are held in the Escrow Fund. The Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Central Time, on the second year from the Effective Date, unless sooner terminated due to the distribution of the Escrow Fund at an earlier date or unless the termination date is extended due to pending Claims Notice(s) for indemnification in accordance with this Section 6.03. For purposes of satisfying the indemnification obligations of this Section 6.02, the shares of Parent Common Stock and Parent Stock Warrants in the Escrow Fund shall be valued as of (i) the date that the Parent Indemnified Party sends notice to release a portion of the Escrow Fund in satisfaction of a Loss as determined in accordance with this Article VI or (ii) the date that the Principals request a release of a portion of the Escrow Fund in accordance with Section 6.02(b); provided if there is a counter-notice to the requested release from the Escrow given disputing the requested release from the Escrow, then the date for valuation shall be suspended until such time as the Escrow Agent is requested to make payment upon a joint instruction or the date of a final non-appealable order of a court of competent jurisdiction is entered as to the disputed release. The Parent Common Stock shall be valued at the closing trading price for the ten trading days immediately preceding the valuation date and the Parent Stock Warrants shall be valued at the price at which they were valued and issued on the Effective Date in connection with the Merger. The Escrow Agent shall satisfy any indemnification obligations first with the Parent Common Stock and then with the Parent Stock Warrants. The Escrow Fund shall be governed by the terms of this Agreement and the Escrow Agreement. The Parent Indemnified Parties' right to recover any property held pursuant to the Escrow Agreement shall be in addition to and not in limitation of any other rights or remedies of the Parent Indemnified Parties at law or in equity.

"Principal's Pro Rata Portion" shall mean, with respect to each Principal, an amount equal to the quotient obtained by dividing (x) the number of shares of the Parent Common Stock which the Principal is entitled to receive in connection with the Merger by (y) the total number of shares of the Parent Common Stock that all Principals are entitled to receive in connection with the Merger.

(ii) The percentage set forth below of each Principal's Pro Rata Share of the Escrow Fund shall be released upon the happening of the following events provided that at the date of the required release that there remains sufficient Escrow Funds to cover the maximum amount of any pending Claims Notice(s) as provided in this Article VI: (1) one-half (1/2) shall be released within 60 days after the end of the first full 12 month period following the Effective Date ("Post Close Year 1" and each succeeding 12 month period is hereinafter referred to as Post Close Year 2, etc.); and (2) one-half (1/2) shall be released within 60 days after the end of Post Close Year 2. If there are any Pending Claims outstanding at the second anniversary of the Effective Date, the Escrow Agreement shall continue until final resolution of any such Pending Claims in accordance with this Article VI.

(iii) The Parent Indemnified Party agrees that each Principal shall only be responsible for such Principal's Pro Rata Portion of such Loss and each Principal's Escrowed Shares in an amount equal to the Principal's Pro Rata Share of such Loss shall be subject to release to the Parent Indemnified Party to satisfy such Principal's Pro Rata Share of the Loss.

(c) For purposes of quantifying the amount owing to any Parent Indemnified Party under this Section 6.02 resulting from a Loss or Losses caused by a breach of any representation or warranty given in Article II hereof, the term material adverse effect or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty shall be disregarded.

(d) For purposes of this Agreement and without limitation, a breach of the representations and warranties included in Sections 2.01, 2.02 and 2.03 hereof will be deemed a "willful misrepresentation."

(e) Limitation on Indemnification. Notwithstanding any provision of this Agreement to the contrary, after the Effective Time, no Parent Indemnified Party shall be entitled to indemnification until such Parent Indemnified Parties suffer Losses in excess of $60,000 in the aggregate (the "Basket Amount"), in which case the Parent Indemnified Parties shall be entitled to recover all Losses including the Basket Amount; provided, however, any amounts required to be paid resulting from any failure by the Company or any of the Principals to perform or comply with any covenant contained in this Agreement or any Related Agreement shall not be subject to such Basket Amount; and provided further, however, that any amounts required to be paid by the Parent or the Surviving Corporation as a result of the Company's breach of, or any inaccuracy contained in, Section 2.21 herein shall not be subject to such Basket Amount. The total liability of each Principal shall be limited to his Escrow Shares then remaining in the escrow and no Principal shall not have any personal liability beyond his Escrow Shares unless the claim is based upon intentional fraud by such Principal.

6.03  Indemnification Procedures. All claims for indemnification under Section 6.02 shall be asserted and resolved as follows:

(a) Third-Party Claims. In the event any Parent Indemnified Party becomes aware of a third-party claim that such Parent Indemnified Party believes may result in a demand under Section 6.02, such Parent Indemnified Party shall notify the Principals of such claim, and the Principals shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. The Parent Indemnified Party shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the written consent of the Principals, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of Losses relating to such matter. In the event that any of the Principals have consented to any such settlement, then such Principals shall not have the power or authority to object to the amount of any claim by any Parent Indemnified Party with respect to such settlement.

(b) Non-Third Party Claims. In the event a Parent Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, the Parent Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Principals and the Escrow Agent (if applicable). If both the Principals do not notify the Parent Indemnified Party within ten (10) calendar days from the date of receipt of such Claim Notice that indemnifying party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the indemnifying party hereunder. In case the Principals shall object in writing to any claim made in accordance with this Section 6.03(b), the Parent Indemnified Party shall have fifteen (15) calendar days to respond in a written statement to the objection of the Principals. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the parties shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties. If the parties do not so agree, and a claim has been made against the Escrow Fund, the Escrow Agent shall refrain from disbursing any portion of the Escrow Fund until resolution of such dispute in the form of (i) a final written decision of an arbitrator or (ii) a final non-appealable order of a court of competent jurisdiction.

(c) The Parent Indemnified Party's failure to give reasonably prompt notice to the Shareholder Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve any indemnifying party of any liability which the indemnifying party may have to the Parent Indemnified Party unless the failure to give such notice materially and adversely prejudiced the indemnifying party.

6.04  No Contribution. Each Principal waives, and acknowledges and agrees that it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Subsidiary in connection with any indemnification or other rights any Indemnified Party may have under or in connection with this Agreement.

6.05  Benefit Plans. Each former Company employee who is offered and accepts employment with Subsidiary shall be entitled to credit for time served with the Company for any purpose relating to the Subsidiary’s or Parent’s plans, including the amount of any benefits, whether such benefits are available, and the vesting of any benefits. Nothing in this Section 6.05 obligates Subsidiary to offer employment to any Company employee.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.01  Termination. Except as provided in Section 7.02 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) by mutual agreement of the Company and Parent;

(b) by Parent or the Company if the Effective Time has not occurred by October 31, 2005; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

Where action is taken to terminate this Agreement pursuant to this Section 7.01, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

7.02  Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Subsidiary, the Company, the Principals, or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination and the Break-Up Fee as set forth in 7.02(b) hereof for any such breach; and provided further, however, that, the provisions of Sections 4.03(c), 4.04, 7.03 and Article VIII hereof and this Section 7.02 shall remain in full force and effect and survive any termination of this Agreement.

(b) Break-Up Fee. In the event that Company does not close the Merger as a result of the receipt, consideration or acceptance of an offer relating to any transaction involving the sale of the business or the assets of the Company, or any of the Capital Stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company, then Company shall pay to Parent a Break-Up Fee equal to $500,000, payable immediately.

7.03  Expenses; Termination Fees.

(a) Except as set forth in Section 7.03(b), all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (i) by the Company and the Principals shall be paid by the Company and the Principals and (ii) by the Parent and Subsidiary shall be paid by the Parent, whether or not the Merger is consummated.

(b) Parent, on the one hand, and the Company, on the other hand, agree that in the event either party terminates this Agreement prior to the Effective Time for any reason other than those allowable under Section 7.01, then the terminating party shall pay to the other party the amount of actual fees and expenses incurred by such party in connection with this transaction.

7.04  Amendment. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

7.05  Extension; Waiver. At any time prior to the Effective Time, Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII
GENERAL PROVISIONS

8.01  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a) if to Parent or Subsidiary, to:
XFone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom USA
Attention: Guy Nissenson
Telephone: +44 208-446-9494
Facsimile: +44 208-446-7010
Email: guy@xfone.com

and

Xfone USA, Inc.
2506 Lakeland Drive
Suite 100
Jackson, Mississippi 39232
Attention: Wade Spooner
Telephone: 601-420-6500
Facsimile: 509-271-7741
Email: wspooner@expetel.com

with a copy to:

Oberon Securities, LLC
79 Madison Ave., 6th Floor
New York, NY 10016
Attention: Adam Breslawsky
Telephone: 212-386-7052
Facsimile: 212-447-7212
Email: adam@oberonsecurities.com

and

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email: gjacobs@watkinsludlam.com

(b) if to the Company or the Principals, to:

Hunter McAllister
Brian Acosta
211 E. Thomas Street
Hammond, Louisiana 70401
Telephone: 985-345-1170
Facsimile: 985-345-0723
Email: hunter@I-55.com
bja@I-55.com

With a copy to:

David Kurtz
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
201 St. Charles Ave., Suite 3600
New Orleans, Louisiana 70170
Telephone: (504) 566-5259
Facsimile: (504) 636-3959
Email: dkurtz@bakerdonelson.com

8.02  Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." References to "property" includes both intangible and tangible property. References to "assets" includes both intangible and tangible assets. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.03  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall be considered one and the same agreement.

8.04  Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise.

8.05  No Third Party Beneficiaries. This Agreement, the schedules and exhibits hereto and the documents and instruments and other agreements among the parties hereto referenced herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.06  Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to persons or circumstances other than those with respect to which it is deemed void will be interpreted so as reasonably to effect the intent of the parties hereto within the boundaries of applicable law. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable within applicable law, the economic, business and other purposes of such void or unenforceable provision.

8.07  Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.08  Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.09  Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.10  Attorneys' Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.11  Shareholder's Post Closing Sale Restrictions. Each shareholder of the Company by submission of its Company Common Stock in exchange for the Parent Common Stock and Warrants agrees that the total shares of common stock of the Parent sold by him/her in any one month period shall not exceed 2.5% of the average monthly trading volume of the Parent Common Stock for the month prior to the date in which sale takes place. Each shareholder of the Company agrees that this Parent Common Stock sales restriction shall apply to any Parent Common Stock, whether owned as a result of the Merger or thereafter acquired for as long as either owns any Parent Common Stock and that this provision shall survive the consummation of the Merger.

8.12  Xfone USA, Inc. Board Appointments. The Parent as the sole shareholder of Xfone USA, Inc. agrees to appoint each of the Principals to the Xfone USA, Inc. board of directors immediately following the Effective Time. Parent and Subsidiary agree to indemnify and/or insure against claims commonly covered by directors’ and officers’ insurance to the same extent as such indemnities or insurance are given to other officers or directors of Parent or Subsidiary, from time to time.

IN WITNESS WHEREOF, Parent, Subsidiary, the Company, each of the Principals and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.

XFONE, INC. By: /s/ Guy Nissenson Name: Guy Nissenson Title: President and CEO	I-55 INTERNET SERVICES, INC. By: /s/ Hunter McAllister Name: Hunter McAllister Title: President and CEO By: /s/ Brian Acosta Name: Brian Acosta Title: Chairman

XFONE USA, INC. By: /s/ Wade Spooner Name: Wade Spooner Title: President	PRINCIPALS /s/ Hunter McAllister Hunter McAllister, Individually /s/ Brian Acosta Brian Acosta, Individually

EXHIBIT "A"
Form of

(a) Articles of Merger for Mississippi
(b) Certificate of Merger for Louisiana

CERTIFICATE OF MERGER
OF
I-55 INTERNET SERVICES, INC., A Louisiana Corporation,
INTO
XFONE USA, INC., A Mississippi Corporation

In accordance with the Louisiana Business Corporation Law, the undersigned hereto certifies as follows in order to effect the merger of I-55 Internet Services, Inc., a Louisiana Corporation (“Constituent Corporation”), with and into XFone USA, Inc., a Mississippi Corporation (“Surviving Corporation”), to wit:

1.  An Agreement and Plan of Merger by and among I-55 Internet Services, Inc., XFone, Inc. and XFone USA, Inc., dated as of ____________, 2005 (the “Merger Agreement”), has been approved, adopted, certified, executed, and acknowledged by the Constituent Corporation, the Surviving Corporation and XFone, Inc. in accordance with the Louisiana Business Corporation Law, and in particular, Section 112 thereof.

2.  Under the terms of the Merger Agreement, the Constituent Corporation is merged with and into the Surviving Corporation.

3.  The name of the Surviving Corporation is XFone USA, Inc. a Mississippi Corporation.

4.  The Merger Agreement does not amend or change the Articles of Incorporation of the Surviving Corporation, and the Articles of Incorporation of the Surviving Corporation shall continue to be its the Articles the Incorporation.

5.  The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, _________________________, Jackson, Mississippi ______.

6.  A copy of the Merger Agreement will be furnished by the Surviving Corporation upon request and without cost to any shareholder of any corporation that is a party to the Merger or consolidation.

WITNESS my signature on the ____ day of ___________, 2005.

XFone USA, Inc.

By:
Its: President

(Acknowledgement)

EXHIBIT "B"
Form of Escrow Agreement

ESCROW AGREEMENT
This Escrow Agreement, dated as of ____________, 2005 (the "Closing Date"), among I-55 Internet Services, Inc., a Louisiana corporation (“I-55” or the Company”), XFone, Inc., a Nevada corporation, and XFone USA, Inc., a Mississippi corporation (collectively "Buyer"), Hunter McAllister, an individual resident of Louisiana ("McAllister"), and Brian Acosta, an individual resident of Louisiana ("Acosta" and collectively with McAllister, "Principals" or each as "Principal"), and Trustmark National Bank, a national banking association as escrow agent ("Escrow Agent").

This is the Escrow Agreement referred to in the Agreement and Plan of Merger Agreement dated August ___, 2005 (the "Merger Agreement") among Buyer, the Company and the Principals. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Merger Agreement.

In order to provide Buyer security for certain rights of indemnification that the Buyer possesses under the Merger Agreement in the event of a breach of the representations, warranties or agreements by the Company or the Principals thereunder, or otherwise pursuant to the terms of the Merger Agreement, the Principals and the Buyer have agreed that the number of shares of XFone, Inc. Common Stock (the "XFone Common Stock") and the number of XFone, Inc. Stock Warrants ("XFone Stock Warrants") as set forth in Exhibit "A", which constitutes part of the purchase price under the Merger Agreement, shall be deposited with the Escrow Agent by the Principals and Buyer to be held and handled by Escrow Agent in accordance with the terms and conditions herein set forth.

The XFone, Inc. Common Stock is currently traded under the symbol AMEX:XFN and the Buyer shall notify the Escrow Agent of any change in the market on which the stock is listed or the symbol under which it is traded.

The parties, intending to be legally bound, hereby agree as follows:

7.  ESTABLISHMENT OF ESCROW

(a)  Deposit of XFone Common Stock and XFone Stock Warrants. The Principals hereby deposit in escrow the number of shares of XFone Common Stock and XFone Common Stock Warrants set out opposite their names on Exhibit "A" attached to this Agreement ("Escrow Shares"), registered in the name of the Escrow Agent or its nominee. As used herein, the "Pro-Rata Share" refers to a fraction of which the numerator is the number of Escrow Shares deposited by such Principal and the denominator is the total number of Escrow Shares deposited by both Principals.

(b)  Escrow Fund. The Escrow Shares, all dividends and distributions thereon, and all income and property resulting therefrom ("Escrow Fund") shall be held by the Escrow Agent for the benefit of the Principals and Buyer on the terms set out herein.

(c)  Voting Rights of Shares in Escrow. All voting rights with respect to the XFone Common Stock composing a part of the Escrow Fund may be exercised by the Principal who deposited such XFone Common Stock in escrow, and the Escrow Agent shall from time to time execute and deliver to each Principal such proxies, consents, or other documents as may be necessary to enable each Principal to exercise such rights with respect to any XFone Common Stock deposited by such Principal which remains a part of the Escrow Fund.

(d)  Distributions on Escrow Fund. All dividends and other distributions (whether in cash, securities, or other property) paid or made on the Escrow Fund shall be deemed to have been paid or made to the Principals, in accordance with their respective Pro-Rata Share in the Escrow Fund, for income tax purposes, but shall be received by the Escrow Agent and constitute part of the Escrow Fund.

(e)  Taxes and Charges on Escrow Fund. The Principals, with respect to their respective Pro-Rata Share of the Escrow Fund, shall maintain the Escrow Fund free and clear of all liens and encumbrances and shall, promptly upon request by the Escrow Agent, pay and discharge all taxes, assessments, and governmental charges imposed on or with respect to the Escrow Fund.

(f)  Acceptance of Escrow. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(g)  Notice of Claim. Buyer shall be entitled to recover under this Escrow Agreement in respect of any Loss (as defined in Section 6.2 of the Merger Agreement) and may give notice in writing in the form attached hereto as Appendix A ("Pending Claims Notice") to the Escrow Agent and the Principals of any claim on which a Loss may be based, which Pending Claims Notice shall include a brief description of the nature of the claim, the identity of the party by whom it is being asserted, and an estimate of the amount of loss that may be sustained by Buyer (the "Estimated Loss").

8.  DISTRIBUTIONS FROM ESCROW FUND

(a)  Buyer Request. If Buyer (or either of them) submits a notice and request to the Principals and Escrow Agent in substantially the form attached as Appendix B stating that a Loss (as defined in the Merger Agreement) has been determined in accordance with Section 6.2 of the Merger Agreement and specifying the dollar amount of the Loss and the property from the Escrow Fund to be released to the Buyer in satisfaction of the Loss (including specifying the number of shares of the XFone Common Stock and the XFone Stock Warrants of each Principal to be released to the Buyer or its designee from the Escrow Fund), then on the 15th business day following such notice, Escrow Agent shall release the number of shares of the XFone Common Stock and XFone Stock Warrants as directed in said notice, unless the Escrow Agent has received a Counter-Notice (as defined herein) from any Principal that it disputes the requested release from the Escrow Fund for the Loss.

(b)  Request by Principals. If the Principals give a notice in substantially the form attached as Appendix C to the Escrow Agent and Buyer stating that they are entitled to a distribution from their respective Pro-Rata Share of the Escrow Fund as required under Section 6.2(b)(ii) of the Merger Agreement specifying the number of XFone Common Stock and XFone Stock Warrants to be distributed to each Principal, then on the 15th business day following such notice, the Escrow Agent shall release the XFone Common Stock and XFone Stock Warrants pursuant to the directions given by the Principals in the notice, unless the Escrow Agent shall have received from Buyer a Counter-Notice (as defined herein) that it disputes the requested release from the Escrow Fund requested by the Principals.

(c)  If a counter-notice ("Counter-Notice") is given with respect to a request for distributions from the Escrow Fund, then the Escrow Agent shall make a distribution from the Escrow Fund only in accordance with (i) joint written instructions of Buyer and the Principals or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(d)  Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall make distributions from the Escrow Fund in accordance with the joint written instructions of Buyer and Principals.

9.  DURATION AND TERMINATION OF ESCROW

(a)  On the second anniversary date of this Agreement, the Escrow Agent shall retain an amount of the Escrow Fund (taken on a pro-rata basis from each Principal's portion of the Escrow Fund) equal to the aggregate dollar value of the Estimated Losses for all outstanding Pending Claims Notices and the remainder of each Principal's portion of the Escrow Fund shall be disbursed to each Principal. For these purposes, the value of the Parent Common Stock and the Parent Stock Warrants shall be determined in accordance with Exhibit "A."

(b)  The Escrow Agreement shall continue in full force and effect until the first to occur of the close of business on the last day during which there is any Escrow Fund remaining with the Escrow Agent or December 31, 2020, at which time this Escrow shall terminate and any Escrow Fund remaining shall be interpled with the registry or custody of any court of competent jurisdiction and thereupon the Escrow Agent shall be discharged of all further duties under this Agreement.

10.  DUTIES OF ESCROW AGENT

(a)  Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)  Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the others hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

(c)  Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)  Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)  Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f)  Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

(g)  Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

(h)  In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(i)  Buyers and Principals shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of [$1,000.00] at the time of execution of this Agreement and [$1,000.00] annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer, ____% by McAllister and ____% by Acosta. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(j)  No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

11.  LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

12.  OWNERSHIP FOR TAX PURPOSES

Principals agree that, for purposes of federal and other taxes based on income, Spooner and Parsons will be treated as the owner of their pro-rata share of the Escrow Fund, respectively, and that Spooner and Parsons will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

13.  NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

IF TO COMPANY OR PRINCIPALS, TO:

I-55 Internet Services, Inc.
211 East Thomas Street
Hammond, LA 70401
Attention: Hunter McAllister, President and CEO
    Brian Acosta, Chairman
Telephone: (504) ___________
Facsimile:   (504) ___________
Email:      hunter@i-55.com
 brian@i-55.com

IF TO PARENT OR SUBSIDIARY, TO:

XFone, Inc.
Britannia House
960 High Road
London, N129RY
United Kingdom
Attention: Guy Nissenson
Telephone: +44 208-446-9494
Facsimile: +44 208-446-7010
Email: guy@xfone.com

and

XFone USA, Inc.
2506 Lakeland Drive, Suite 100
Flowood, MS 39232
Attention: Wade Spooner
Telephone: (601) 664-1108
Facsimile: (601) 664-1190
Email: wspooner@expetel.com

with a copy to:

The Oberon Group, LLC
79 Madison Ave., 6th Floor
New York, NY 10016
Attention: Adam Breslawsky
Telephone: 212-386-7052
Facsimile: 212-447-7212
Email: adam@oberongroup.com

Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email: gjacobs@watkinsludlam.com

IF TO ESCROW AGENT:

Trustmark National Bank
248 East Capitol Street
Jackson, MS 39201
Attention: W. Sanders (“Sandy”) Carter, V.P.

14.  JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Mississippi or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Mississippi, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

15.  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

16.  SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

17.  WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

18.  EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Principals and the Escrow Agent.

19.  GOVERNING LAW

This Agreement shall be governed by the laws of the State of Mississippi, without regard to conflicts of law principles.
IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYERS:	PRINCIPALS:

XFone, Inc.
By:
Guy Nissenson, President and CEO                                 Hunter McAllister, Individually

XFone USA, Inc.
                                 Brian Acosta, Individually
By:
Guy Nissenson, President and CEO

ESCROW AGENT:
Trustmark National Bank
By:
Title:

EXHIBIT "A"

	XFone Common Stock	XFone Stock Warrants

Hunter McAllister	________ Shares	________ Warrants
Brian Acosta	________ Shares	________ Warrants

VALUATION

Parent Stock Warrants - $_______ per warrant

Parent Common Stock - the average of the closing price for the ten (10) trading days immediately preceding the date of valuation.

APPENDIX A
PENDING CLAIM NOTICE
To:   _______________________, or its successor ("Escrow Agent")
Hunter McAllister ("Principal")
Brian Acosta ("Principal")

From:	XFone, Inc. and/or XFone USA, Inc. ("XFone")

Date:  _____________________

Please be advised that, pursuant to Section 1(g) of the Escrow Agreement dated ____________, 2005 by and among the undersigned, the Escrow Agent, and the Principals, each of you are hereby notified that, Buyer believes that the Buyer has or may suffer a Loss pursuant to the provisions of Article 6.2 of the Merger Agreement dated as of _______________, 2005 ("Merger Agreement") by virtue of

XFone estimates that the Loss is $_____________ ("Estimated Loss").

Signed this _____ day of _________________, 20__.

XFone, Inc./XFone USA, Inc.

By:
Title:

APPENDIX B
BUYER DEPOSITION NOTICE REQUEST

To:	______________________, or its successor ("Escrow Agent")
Hunter McAllister ("Principal")
Brian Acosta ("Principal")
From:	XFone, Inc./XFone USA, Inc. ("XFone")
Date:	_______________________
Re:	Escrow Agreement Dated ____________, 2004 Among the Above-referenced Parties ("Escrow Agreement")

Please be advised that pursuant to Section 2(a) of the Escrow Agreement you are hereby notified that a Loss (as defined in the Merger Agreement dated ________________, 2005) has been determined and you are hereby instructed to deliver to XFone, Inc. the following XFone Common Stock and XFone Stock Warrants endorsed for transfer to XFone from the Escrow Fund.

(1)	_________ total shares XFone Common Stock as follows:

(a) ____________ shares of Hunter McAllister's XFone Common Stock deposited in the Escrow Fund.

(b) ____________ shares of Brian Acosta's XFone Common Stock deposited in the Escrow Fund.

(2)	_________ shares XFone Stock Warrants as follows:

(a) ____________ XFone Stock Warrants from Hunter McAllister's XFone Stock Warrants deposited in the Escrow Fund.

(b) ____________ XFone Stock Warrants from Brian Acosta's XFone Stock Warrants deposited in the Escrow Fund.

(3)	Cash Dividends $________.

Check One:

____	This is the Loss as determined for Pending Claims Notice dated	.
____	This notice also constitutes a Pending Claims Notice and the Loss arises out of the following:

Sincerely,
XFone, Inc./XFone USA, Inc.
By:
Title:

APPENDIX C
PRINCIPALS DEPOSITION NOTICE REQUEST

To:	______________________, or its successor ("Escrow Agent")
              XFone, Inc./XFone USA, Inc. ("XFone")
From:	Hunter McAllister ("Principal")
                      Brian Acosta ("Principal")
Date:	_____________________
Re:	Escrow Agreement Dated ____________, 2004 Among the Above-referenced Parties ("Escrow Agreement")

Please be advised that pursuant to Section 2(b) of the Escrow Agreement you are hereby notified that each Principal is entitled to a distribution as set forth below from the Escrow Fund pursuant to Section 6.2(b)(ii) of the Merger Agreement dated ______________, 2005, and you are hereby requested to deliver to each Principal the following XFone Common Stock and Parent Stock Warrants endorsed as follows for transfer from the Escrow Fund:

To Hunter McAllister:

__________ shares of XFone Common Stock Hunter McAllister deposited in the Escrow Fund.
__________ XFone Stock Warrants from Hunter McAllister's XFone Stock Warrants deposited in the Escrow Fund.

To Brian Acosta:

__________ shares of XFone Common Stock Brian Acosta deposited in the Escrow Fund.
__________ XFone Stock Warrants from Brian Acosta' XFone Stock Warrants he deposited in the Escrow Fund.

Sincerely,

Hunter McAllister

Brian Acosta

EXHIBIT "C"
Form of McAllister Employment Agreement

EMPLOYMENT AGREEMENT
This Employment Agreement (this "Agreement") is made as of ________________, 2005 by XFone USA, Inc., a Mississippi corporation (the "Employer"), and Hunter McAllister, an individual (the "Executive").
RECITALS

The Executive is currently the President and Chief Executive Officer and a principal shareholder of I-55 Internet Services, Inc. (the "Company"). Concurrently with the execution and delivery of this Agreement, the Company is being merged with and into the Employer pursuant to and in accordance with that certain Agreement and Plan of Merger dated among the Company, the Employer, XFone, Inc. (the "Parent") and the Executive and Brian Acosta (the "Merger Agreement"). The Executive's continued employment with the Employer after the merger and the Employee's execution of this Agreement is a condition to the consummation of the merger pursuant to the Merger Agreement by the Employer and the Parent. The Employer agrees to employ the Executive, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"Agreement"--this Employment Agreement, as amended from time to time.

"Basic Compensation"--Salary and Benefits.

"Benefits"--as defined in Section 3.1(b).

"Confidential Information" means any and all of the following with respect to the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates:

(a)  trade secrets concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, any other confidential or proprietary information or data), and any other information, however documented, that is a trade secret within the meaning of any applicable federal or state laws; and

(b)  information concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates (which includes but is not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, interconnect agreements, supply sources, marketing, production or merchandising systems or plans), however documented; and

(c)  notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates containing or based, in whole or in part, on any information included in the foregoing.

"Effective Date"--the date stated in the first paragraph of the Agreement.

"Executive Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period with Employer or its predecessor, the Company, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

"Employment Period"--the term of the Executive's employment under this Agreement, and as used herein the term "Employment Year" means each twelve month period occurring during the employment period and "Employment Year 1" shall mean the first twelve months of employment from the Effective Date and "Employment Year 2" shall mean the 12 month period following Employment Year 1 and "Employment Year 3" shall mean the 12 month period following Employment Year 2.

"For cause"--as defined in Section 6.2.

"For good reason"--as defined in Section 6.3.

"Parent Common Stock" shall mean shares of the common stock of Parent.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

"Post-Employment Period"--as defined in Section 8.2.

"Proprietary Items"--as defined in Section 7.2(a)(iv).

"Salary"--as defined in Section 3.1(a).

2.  EMPLOYMENT TERMS AND DUTIES

2.1  EMPLOYMENT

The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

2.2  TERM

Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.

2.3  DUTIES

The Executive will have such duties as are assigned or delegated to the Executive by the President, and will initially serve as Vice President, of Operations of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the President in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation. The Executive’s duties shall be commensurate with his title and shall include managerial responsibility and authority, particularly over the Louisiana operations of Employer. Executive shall report directly to the President of Employer.

3.  COMPENSATION

3.1  BASIC COMPENSATION

(a)  Salary. The Executive will be paid an annual salary of $100,000.00 for Employment Year 1; $103,000 for Employment Year 2 and $106,090.00 for Employment Year 3 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly, and shall be subject to all applicable withholding and other applicable taxes as required by law.

(b)  Benefits. The Executive will, during the Employment Period, be permitted to participate in such life insurance, hospitalization, major medical, and other Executive benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits"). The Executive shall be entitled to car and cell phone allowances at least equal in value to those previously provided to Executive by the Company.

3.2  INCENTIVE COMPENSATION

Currently the Company does not have an Executive Incentive Compensation Plan; however, the Executive will participate in such plan when developed.

3.3  PARENT STOCK OPTION COMPENSATION

On the first business day of Employment Year 1, the Executive shall be granted and issued options for 200,000 shares of restricted Parent Common Stock (25,000 of which shall be attributable to Employment Year 1, 50,000 of which shall be attributable to Employment Year 2, and 125,000 of which shall be attributable to Employment Year 3) (the "Options"). The Options shall vest as follows: Options for 25,000 shares of restricted Parent Stock shall vest 3 years from the grant date, options for 50,000 shares of restricted Parent Stock shall vest 4 years from the grant date and options for 125,000 shares of restricted Parent Stock shall vest 5 years from the grant date. The stock options shall provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Parent Common Stock on the date of issue of the Options. The parties agree that the terms “Options” and “Parent Stock Options” as used in this Agreement include only those Options granted pursuant to this Agreement.

4.  FACILITIES AND EXPENSES

The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement.

5.  VACATIONS AND HOLIDAYS

The Executive will be entitled to three weeks' paid vacation each Employment Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or President. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Up to five vacation days during any Employment Year that are not used by the Executive during such Employment Year may be used in any subsequent Employment Year.

6.  TERMINATION

6.1  EVENTS OF TERMINATION

The Employment Period, the Executive's Basic Compensation, Incentive Compensation, any Parent Stock Options which have not vested, and Parent Stock Warrants which have not vested and any and all other rights of the Executive under this Agreement or otherwise as an Executive of the Employer will terminate (except as otherwise provided in this Section 6):

(a)  upon the death of the Executive;

(b)  upon termination by Employer for cause (as defined in Section 6.2), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

(c)  upon termination by Executive for good reason (as defined in Section 6.3) upon not less than thirty days' prior notice from the Executive to the Employer.

(d)  upon termination of employment by Executive for any reason other than for good reason (as defined in Section 6.3).

6.2  DEFINITION OF "FOR CAUSE"

For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's breach of this Agreement which remains uncorrected for 30 days following notice from the Employer; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

6.3  DEFINITION OF "FOR GOOD REASON"

For purposes of Section 6.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement which is not cured within 30 days from the date of notice from the Executive; (b) the requirement by the Employer that the Executive be based anywhere other than in the State of Louisiana without the Executive's consent; or (c) the Employer alters Executive’s duties such that he is stripped of all managerial authorities.

6.4  TERMINATION PAY

Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer arising from the employment relationship. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

(a)  Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive's Salary for the remainder of the term of this Agreement (the "Remainder Term") as and when such salary would otherwise become due and payable. The Executive shall not have the right to any Incentive Compensation as provided in Section 3.2 for the Employment Year during which such termination occurs or any subsequent Employment Year. The Executive shall have the right to retain the options attributable as provided in Section 3.3 hereof for the Employment Year during which such termination occurs and any prior year and such options shall vest immediately, but the Executive shall not be entitled to retain the options attributable to any Employment Year subsequent to the Employment Year during which such termination occurred and such options shall expire.

(b)  Termination by the Employer for Cause or Termination by Executive without Good Reason. If the Employer terminates this Agreement for cause or the Executive terminates his employment for any reason other than for good reason (as defined in Section 6.3), the Executive will be entitled to receive his Salary only through the date such termination is effective, and will not be entitled to any Incentive Compensation, Parent Stock Options or Parent Stock Warrants for the Employment Year during which such termination occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested.

(c)  Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, but will not be entitled to receive any Incentive Compensation or Parent Stock Options pursuant to Section 3.3 for the Employment Year during which his death occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested shall be cancelled except that any Parent Stock Options attributable to the Employment Year of Executive’s death or any prior Employment Year shall be deemed to have vested immediately prior to Executive’s death and may be exercised by Executive’s heirs on the same terms and conditions that would have applied to Executive.

(d)  Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will only receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement if the termination is due to the death of Executive or termination by the Executive for Good Reason per Section 6.3.

6.5  TERMINATION DAMAGES PAYABLE BY EXECUTIVE

The Executive and the Employer agree that it is impossible to determine with any reasonable accuracy the amount of the prospective damages to the Employer if the Executive's employment is terminated for any reason other than death or for good reason (as defined in Section 6.3) by the Executive (such termination referred to in this paragraph as "Executive Termination Without Cause"). In the event of any Executive Termination Without Cause other than a Termination by the Executive due to a disability that leaves him unable to work, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

(a)  If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $225,000.00.

(b)  If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $150,000.00.

(c)  If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $75,000.000.

7.  NON-DISCLOSURE COVENANT; EXECUTIVE INVENTIONS; NON-COMPETE

7.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that (a) during the Employment Period and his prior employment period with the Employer's predecessor, the Company, and as a part of his employment with the Employer and its predecessor, the Company, the Executive was and will continue to be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Executive Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Executive Invention; (d) the Parent and Employer have each required that the Executive make the covenants in this Section 7 as a condition to the merger pursuant to the Merger Agreement; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Executive Inventions.

7.2  AGREEMENTS OF THE EXECUTIVE

In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:
(a)  Confidentiality.

(i)
During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii)
Any trade secrets of the Employer will be entitled to all of the protections and benefits under any applicable federal or state trade secret law and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submits proof of the economic value of any trade secret or posts a bond or other security.

(iii)
None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

(iv)
The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b)  Executive Inventions. Each Executive Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Executive Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Executive Inventions. The Executive covenants that he will promptly:

(i)	disclose to the Employer in writing any Executive Invention;

(ii)
assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Executive Invention for the United States and all foreign jurisdictions;

(iii)
execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Executive Invention in the United States and any foreign jurisdictions;

(iv)	sign all other papers necessary to carry out the above obligations; and

(v)	give testimony and render any other assistance in support of the Employer's rights to any Executive Invention.

7.3  DISPUTES OR CONTROVERSIES

The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.  NON-COMPETITION AND NON-INTERFERENCE

8.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is currently regional in scope and its products are marketed or may be marketed throughout the parishes and counties indicated on Exhibit “A” hereto (the "Restricted Area"); (c) the Employer competes with other businesses that are or could be located in any part of the Restricted Area; (d) the Parent and Employer have each required that the Executive make the covenants set forth in this Section 8 as a condition to the merger under the Merger Agreement; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

8.2  COVENANTS OF THE EXECUTIVE

In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

(a)  during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, directly or indirectly, either for himself or for any partnership, limited liability company, individual, corporation, joint venture or any other entity or person "participate in" (as defined below) any business (including, without limitation, any division, group or franchise of a larger organization) which engages in the "Internet Services and Telecommunications Business" in the Restricted Area. For purposes of this Agreement, "Internet Services and Telecommunications Business" shall mean the business of providing any type of telecommunication services or internet access services to any person or customer within the Restricted Area, including, without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP) and any other service or product being offered or provided by the Employer or the Parent or any of their respective affiliates. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, Executive, agent, consultant or otherwise). Notwithstanding the foregoing, nothing in this Section 8.2(a) shall prohibit Executive from owning not more than five percent (5%) of the debt or equity securities of a publicly traded corporation which may compete with the Employer or the Parent.

(b)  whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer or its Parent or any of their affiliates, from any person known by the Executive to be a customer of the Employer or its Parent or any of their affiliates, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

(c)  whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an Executive, independent contractor, or otherwise, any person who is or was an Executive of the Employer at any time during the Employment Period or in the period of employment with the Employer's predecessor or in any manner induce or attempt to induce any Executive of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period or the period of employment with the Employer's predecessor was an Executive, contractor, supplier, or customer of the Employer or its predecessor; or

(d)  at any time during or after the Employment Period, disparage the Employer or its Parent or any of their affiliates or any of their respective shareholders, directors, officers, Executives, or agents.

For purposes of this Section 8.2, the term "Post-Employment Period" means the two (2) year period beginning on the date of termination of the Executive's employment with the Employer.

If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

(e)  If at any time during the Employment Period and the Post-Employment Period, Executive desires to participate in an activity that he believes might be prohibited by this Section 8.2, such person may request in writing (a "Clarification Request") a determination by Employer as to whether such proposed activity would violate this Section 8.2. Employer shall respond in writing to such Clarification Request (a "Clarification Response") within thirty (30) days of receipt thereof.

9.  GENERAL PROVISIONS

9.1  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

9.2  COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS

The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Parent and Employer would not have consummated the merger under the Merger Agreement and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. Executive agrees to notify Employer if Executive believes that Employer or Parent have breached this Agreement in such a manner as to excuse Executive from Executive’s obligations pursuant to the covenants of Sections 7 and 8, at least ten days prior to Executive taking any action inconsistent with such covenants.

If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

9.3  REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

(a)  The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

(b)  The Employer represents and warrants to the Executive that the execution and delivery by the Employer of this Agreement do not, and the performance by the Employer of the Employer's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employer; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employer is a party or by which the Employer is or may be bound.

9.4  OBLIGATIONS CONTINGENT ON PERFORMANCE

The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder, and vice versa.

9.5  WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.6  BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

9.7  NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:
XFone, Inc.	Xfone.USA, Inc.
Britannia House	2506 Lakeland Drive
960 High Road	Suite 100
London, N129RY	Jackson, MS 39232
United Kingdom	USA
Attention: Guy Nissenson	Attention: Wade Spooner
Telephone: +44 208-446-9494	Telephone: 601-420-6500
Facsimile: +44 208-446-7010	Facsimile: 509-271-7741
Email: guy@xfone.com	Email: wspooner@expetel.com

with a copy to:
The Oberon Group, LLC
79 Madison Ave., 6th Floor
New York, NY 10016
Attention: Adam Breslawsky
Telephone: 212-386-7052
Facsimile: 212-447-7212
Email: adam@oberongroup.com
Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email: gjacobs@watkinsludlam.com
If to the Executive:
Hunter McAllister
211 E. Thomas Street
Hammond, Louisiana 70401
Telephone: (H) 985-370-8904
(B) 985-345-1170
Facsimile: 985-345-0723
Email: hunter@I-55.com

With a copy to:
David Kurtz
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
201 St. Charles Ave., Suite 3600
New Orleans, Louisiana 70170
Telephone: (504) 566-5259
Facsimile: (504) 636-3959
Email: dkurtz@bakerdonelson.com

9.8  ENTIRE AGREEMENT; AMENDMENTS

This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

9.9  GOVERNING LAW

This Agreement will be governed by the laws of the State of Louisiana without regard to conflicts of laws principles.

9.10  JURISDICTION

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Louisiana, or, if it has or can acquire jurisdiction, in any of the United States District Courts in Louisiana, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

9.11  SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

9.12  SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.13  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9.14  WAIVER OF JURY TRIAL

THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

9.15  IRREVOCABLE PROXY FROM EXECUTIVE

As a condition to the employment of the Executive, the Executive shall have entered into an Irrevocable Proxy in form reasonably satisfactory to Parent in which the Executive agrees to irrevocably appoint Guy Nissenson or such other party designated by Parent as proxy to vote the Executive's Parent Common Stock or any Parent Common Stock issued to or acquired hereafter by the Executive whether from the exercise of any of the Parent Stock Warrants or any other stock options or warrants granted hereafter or otherwise until such time as the Executive sells such Parent Common Stock, subject to the condition that if at any time, Guy Nissenson and Abraham Keinan together command less than 50% of the voting rights of Parent, then such proxies shall automatically terminate.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER: EXECUTIVE:

XFone USA, Inc.
By:
    Wade Spooner, President/CEO             Hunter McAllister, Individually

EMPLOYER:	EXECUTIVE:

XFone USA, Inc.

By:
Wade Spooner, President/CEO	Hunter McAllister, Individually

EXHIBIT “A”
Restricted Area
Lousiana

Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, De Soto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, La Salle Parish, Lafayette Parish, Lafourche Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, Winn Parish

Mississippi

Adams County, Alcorn County, Amite County, Attala County, Benton County, Bolivar County, Calhoun County, Carroll County, Chickasaw County, Choctaw County, Claiborne County, Clarke County, Clay County, Coahoma County, Copiah County, Covington County, DeSoto County, Forrest County, Franklin County, George County, Greene County, Grenada County, Hancock County, Harrison County, Hinds County, Holmes County, Humphreys County, Issaquena County, Itawamba County, Jackson County, Jasper County, Jefferson County, Jefferson Davis County, Jones County, Kemper County, Lafayette County, Lamar County, Lauderdale County, Lawrence County, Leake County, Lee County, Leflore County, Lincoln County, Lowndes County, Madison County, Marion County, Marshall County, Monroe County, Montgomery County, Neshoba County, Newton County, Noxubee County, Oktibbeha County, Panola County, Pearl River County, Perry County, Pike County, Pontotoc County, Prentiss County, Quitman County, Rankin County, Scott County, Sharkey County, Simpson County, Smith County, Stone County, Sunflower County, Tallahatchie County, Tate County, Tippah County, Tishomingo County, Tunica County, Union County, Walthall County, Warren County, Washington County, Wayne County, Webster County, Wilkinson County, Winston County, Yalobusha County, Yazoo County

EXHIBIT "D"
Form of Acosta Employment Agreement

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made as of ________________, 2005 by XFone USA, Inc., a Mississippi corporation (the "Employer"), and Brian Acosta, an individual (the "Executive").
RECITALS

The Executive is currently the President and Chief Executive Officer and a principal shareholder of I-55 Internet Services, Inc. (the "Company"). Concurrently with the execution and delivery of this Agreement, the Company is being merged with and into the Employer pursuant to and in accordance with that certain Agreement and Plan of Merger dated among the Company, the Employer, XFone, Inc. (the "Parent") and the Executive and Hunter McAllister (the "Merger Agreement"). The Executive's continued employment with the Employer after the merger and the Employee's execution of this Agreement is a condition to the consummation of the merger pursuant to the Merger Agreement by the Employer and the Parent. The Employer agrees to employ the Executive, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

10.  DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"Agreement"--this Employment Agreement, as amended from time to time.

"Basic Compensation"--Salary and Benefits.

"Benefits"--as defined in Section 3.1(b).

"Confidential Information" means any and all of the following with respect to the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates:
(a)  trade secrets concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, any other confidential or proprietary information or data), and any other information, however documented, that is a trade secret within the meaning of any applicable federal or state laws; and

(b)  information concerning the business and affairs of the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates (which includes but is not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, interconnect agreements, supply sources, marketing, production or merchandising systems or plans), however documented; and

(c)  notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer, its Parent, the Company as predecessor to the Employer or any of their affiliates containing or based, in whole or in part, on any information included in the foregoing.

"Effective Date"--the date stated in the first paragraph of the Agreement.

"Executive Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period with Employer or its predecessor, the Company, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

"Employment Period"--the term of the Executive's employment under this Agreement, and as used herein the term "Employment Year" means each twelve month period occurring during the employment period and "Employment Year 1" shall mean the first twelve months of employment from the Effective Date and "Employment Year 2" shall mean the 12 month period following Employment Year 1 and "Employment Year 3" shall mean the 12 month period following Employment Year 2.

"For cause"--as defined in Section 6.2.

"For good reason"--as defined in Section 6.3.

"Parent Common Stock" shall mean shares of the common stock of Parent.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

"Post-Employment Period"--as defined in Section 8.2.

"Proprietary Items"--as defined in Section 7.2(a)(iv).

"Salary"--as defined in Section 3.1(a).

11.  EMPLOYMENT TERMS AND DUTIES

11.1  EMPLOYMENT

The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

11.2  TERM

Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be three years, beginning on the Effective Date and ending on the third anniversary of the Effective Date.

11.3  DUTIES

The Executive will have such duties as are assigned or delegated to the Executive by the President, and will initially serve as Vice President - Information Systems and Technology, of Operations of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the President in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation. The Executive’s duties shall be commensurate with his title. Executive shall report directly to the President of Employer.

12.  COMPENSATION

12.1  BASIC COMPENSATION

(a)  Salary. The Executive will be paid an annual salary of $132,000.00 for Employment Year 1; $135,960.00 for Employment Year 2 and $140,039.00 for Employment Year 3 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly, and shall be subject to all applicable withholding and other applicable taxes as required by law.

(b)  Benefits. The Executive will, during the Employment Period, be permitted to participate in such life insurance, hospitalization, major medical, and other Executive benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits"). The Executive shall be entitled to car and cell phone allowances at least equal in value to those previously provided to Executive by the Company.

12.2  INCENTIVE COMPENSATION

Currently the Company does not have an Executive Incentive Compensation Plan; however, the Executive will participate in such plan when developed.

12.3  PARENT STOCK OPTION COMPENSATION

On the first business day of Employment Year 1, the Executive shall be granted and issued options for 200,000 shares of restricted Parent Common Stock (25,000 of which shall be attributable to Employment Year 1, 50,000 of which shall be attributable to Employment Year 2, and 125,000 of which shall be attributable to Employment Year 3) (the "Options"). The Options shall vest as follows: Options for 25,000 shares of restricted Parent Stock shall vest 3 years from the grant date, options for 50,000 shares of restricted Parent Stock shall vest 4 years from the grant date and options for 125,000 shares of restricted Parent Stock shall vest 5 years from the grant date. The stock options shall provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Parent Common Stock on the date of issue of the Options. The parties agree that the terms “Options” and “Parent Stock Options” as used in this Agreement include only those Options granted pursuant to this Agreement.

13.  FACILITIES AND EXPENSES

The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement.

14.  VACATIONS AND HOLIDAYS

The Executive will be entitled to three weeks' paid vacation each Employment Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or President. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Up to five vacation days during any Employment Year that are not used by the Executive during such Employment Year may be used in any subsequent Employment Year.

15.  TERMINATION

15.1  EVENTS OF TERMINATION

The Employment Period, the Executive's Basic Compensation, Incentive Compensation, any Parent Stock Options which have not vested, and Parent Stock Warrants which have not vested and any and all other rights of the Executive under this Agreement or otherwise as an Executive of the Employer will terminate (except as otherwise provided in this Section 6):

(a)  upon the death of the Executive;

(b)  upon termination by Employer for cause (as defined in Section 6.2), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

(c)  upon termination by Executive for good reason (as defined in Section 6.3) upon not less than thirty days' prior notice from the Executive to the Employer.

(d)  upon termination of employment by Executive for any reason other than for good reason (as defined in Section 6.3).

15.2  DEFINITION OF "FOR CAUSE"

For purposes of Section 6.1, the phrase "for cause" means: (a) the Executive's breach of this Agreement which remains uncorrected for 30 days following notice from the Employer; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

15.3  DEFINITION OF "FOR GOOD REASON"

For purposes of Section 6.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement which is not cured within 30 days from the date of notice from the Executive; (b) the requirement by the Employer that the Executive be based anywhere other than in the State of Louisiana without the Executive's consent; or (c) the Employer alters Executive’s duties such that he is stripped of all authority over the information systems of the Employer.

15.4  TERMINATION PAY

Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer arising from the employment relationship. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

(a)  Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive's Salary for the remainder of the term of this Agreement (the "Remainder Term") as and when such salary would otherwise become due and payable. The Executive shall not have the right to any Incentive Compensation as provided in Section 3.2 for the Employment Year during which such termination occurs or any subsequent Employment Year. The Executive shall have the right to retain the options attributable as provided in Section 3.3 hereof for the Employment Year during which such termination occurs and any prior year and such options shall vest immediately, but the Executive shall not be entitled to retain the options attributable to any Employment Year subsequent to the Employment Year during which such termination occurred and such options shall expire.

(b)  Termination by the Employer for Cause or Termination by Executive without Good Reason. If the Employer terminates this Agreement for cause or the Executive terminates his employment for any reason other than for good reason (as defined in Section 6.3), the Executive will be entitled to receive his Salary only through the date such termination is effective, and will not be entitled to any Incentive Compensation, Parent Stock Options or Parent Stock Warrants for the Employment Year during which such termination occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested.

(c)  Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, but will not be entitled to receive any Incentive Compensation or Parent Stock Options pursuant to Section 3.3 for the Employment Year during which his death occurs or any subsequent Employment Year and any Parent Stock Options granted to the Executive pursuant to Section 3.3 that have not vested shall be cancelled except that any Parent Stock Options attributable to the Employment Year of Executive’s death or any prior Employment Year shall be deemed to have vested immediately prior to Executive’s death and may be exercised by Executive’s heirs on the same terms and conditions that would have applied to Executive.

(d)  Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will only receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement if the termination is due to the death of Executive or termination by the Executive for Good Reason per Section 6.3.

15.5  TERMINATION DAMAGES PAYABLE BY EXECUTIVE

The Executive and the Employer agree that it is impossible to determine with any reasonable accuracy the amount of the prospective damages to the Employer if the Executive's employment is terminated for any reason other than death or for good reason (as defined in Section 6.3) by the Executive (such termination referred to in this paragraph as "Executive Termination Without Cause"). In the event of any Executive Termination Without Cause other than a Termination by the Executive due to a disability that leaves him unable to work, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

(a)  If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $225,000.00.

(b)  If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $150,000.00.

(c)  If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $75,000.000.

16.  NON-DISCLOSURE COVENANT; EXECUTIVE INVENTIONS; NON-COMPETE

16.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that (a) during the Employment Period and his prior employment period with the Employer's predecessor, the Company, and as a part of his employment with the Employer and its predecessor, the Company, the Executive was and will continue to be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Executive Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Executive Invention; (d) the Parent and Employer have each required that the Executive make the covenants in this Section 7 as a condition to the merger pursuant to the Merger Agreement; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Executive Inventions.

16.2  AGREEMENTS OF THE EXECUTIVE

In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

(a)  Confidentiality.
(i)
During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii)
Any trade secrets of the Employer will be entitled to all of the protections and benefits under any applicable federal or state trade secret law and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submits proof of the economic value of any trade secret or posts a bond or other security.

(iii)
None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

(iv)
The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b)  Executive Inventions. Each Executive Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Executive Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Executive Inventions. The Executive covenants that he will promptly:

(i)	disclose to the Employer in writing any Executive Invention;

(ii)
assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Executive Invention for the United States and all foreign jurisdictions;

(iii)
execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Executive Invention in the United States and any foreign jurisdictions;

(iv)	sign all other papers necessary to carry out the above obligations; and

(v)	give testimony and render any other assistance in support of the Employer's rights to any Executive Invention.

16.3  DISPUTES OR CONTROVERSIES

The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

17.  NON-COMPETITION AND NON-INTERFERENCE

17.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is currently regional in scope and its products are marketed or may be marketed throughout the parishes and counties indicated on Exhibit “A” hereto (the "Restricted Area"); (c) the Employer competes with other businesses that are or could be located in any part of the Restricted Area; (d) the Parent and Employer have each required that the Executive make the covenants set forth in this Section 8 as a condition to the merger under the Merger Agreement; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

17.2  COVENANTS OF THE EXECUTIVE

In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

(a)  during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, directly or indirectly, either for himself or for any partnership, limited liability company, individual, corporation, joint venture or any other entity or person "participate in" (as defined below) any business (including, without limitation, any division, group or franchise of a larger organization) which engages in the "Internet Services and Telecommunications Business" in the Restricted Area. For purposes of this Agreement, "Internet Services and Telecommunications Business" shall mean the business of providing any type of telecommunication services or internet access services to any person or customer within the Restricted Area, including, without limitation, local, long distance, broadband, dial up data services, wireless, DSL, Voice-over-Internet Protocol (VoIP) and any other service or product being offered or provided by the Employer or the Parent or any of their respective affiliates. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, Executive, agent, consultant or otherwise). Notwithstanding the foregoing, nothing in this Section 8.2(a) shall prohibit Executive from owning not more than five percent (5%) of the debt or equity securities of a publicly traded corporation which may compete with the Employer or the Parent.

(b)  whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer or its Parent or any of their affiliates, from any person known by the Executive to be a customer of the Employer or its Parent or any of their affiliates, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

(c)  whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an Executive, independent contractor, or otherwise, any person who is or was an Executive of the Employer at any time during the Employment Period or in the period of employment with the Employer's predecessor or in any manner induce or attempt to induce any Executive of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period or the period of employment with the Employer's predecessor was an Executive, contractor, supplier, or customer of the Employer or its predecessor; or

(d)  at any time during or after the Employment Period, disparage the Employer or its Parent or any of their affiliates or any of their respective shareholders, directors, officers, Executives, or agents.

For purposes of this Section 8.2, the term "Post-Employment Period" means the two (2) year period beginning on the date of termination of the Executive's employment with the Employer.

If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

(e)  If at any time during the Employment Period and the Post-Employment Period, Executive desires to participate in an activity that he believes might be prohibited by this Section 8.2, such person may request in writing (a "Clarification Request") a determination by Employer as to whether such proposed activity would violate this Section 8.2. Employer shall respond in writing to such Clarification Request (a "Clarification Response") within thirty (30) days of receipt thereof.

18.  GENERAL PROVISIONS

18.1  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

18.2  COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS

The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Parent and Employer would not have consummated the merger under the Merger Agreement and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. Executive agrees to notify Employer if Executive believes that Employer or Parent have breached this Agreement in such a manner as to excuse Executive from Executive’s obligations pursuant to the covenants of Sections 7 and 8, at least ten days prior to Executive taking any action inconsistent with such covenants.

If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

18.3  REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

(a)  The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

(b)  The Employer represents and warrants to the Executive that the execution and delivery by the Employer of this Agreement do not, and the performance by the Employer of the Employer's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employer; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employer is a party or by which the Employer is or may be bound.

18.4  OBLIGATIONS CONTINGENT ON PERFORMANCE

The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder, and vice versa.

18.5  WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

18.6  BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

18.7  NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:
XFone, Inc.	Xfone.USA, Inc.
Britannia House	2506 Lakeland Drive
960 High Road	Suite 100
London, N129RY	Jackson, MS 39232
United Kingdom	USA
Attention: Guy Nissenson	Attention: Wade Spooner
Telephone: +44 208-446-9494	Telephone: 601-420-6500
Facsimile: +44 208-446-7010	Facsimile: 509-271-7741
Email: guy@xfone.com	Email: wspooner@expetel.com

with a copy to:
The Oberon Group, LLC
79 Madison Ave., 6th Floor
New York, NY 10016
Attention: Adam Breslawsky
Telephone: 212-386-7052
Facsimile: 212-447-7212
Email: adam@oberongroup.com
Watkins Ludlam Winter & Stennis, P.A.
633 North State Street (39202)
P. O. Box 427
Jackson, MS 39205-0427
Attention: Gina M. Jacobs
Telephone: 601-949-4705
Facsimile: 601-949-4804
Email: gjacobs@watkinsludlam.com
If to the Executive:
Brian Acosta
211 E. Thomas Street
Hammond, Louisiana 70401
Telephone: (H) 985-370-8904
(B) 985-345-1170
Facsimile: 985-345-0723
Email: hunter@I-55.com

With a copy to:
David Kurtz
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
201 St. Charles Ave., Suite 3600
New Orleans, Louisiana 70170
Telephone: (504) 566-5259
Facsimile: (504) 636-3959
Email: dkurtz@bakerdonelson.com

18.8  ENTIRE AGREEMENT; AMENDMENTS

This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

18.9  GOVERNING LAW

This Agreement will be governed by the laws of the State of Louisiana without regard to conflicts of laws principles.

18.10  JURISDICTION

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Louisiana, or, if it has or can acquire jurisdiction, in any of the United States District Courts in Louisiana, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

18.11  SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

18.12  SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

18.13  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

18.14  WAIVER OF JURY TRIAL

THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

18.15  IRREVOCABLE PROXY FROM EXECUTIVE

As a condition to the employment of the Executive, the Executive shall have entered into an Irrevocable Proxy in form reasonably satisfactory to Parent in which the Executive agrees to irrevocably appoint Guy Nissenson or such other party designated by Parent as proxy to vote the Executive's Parent Common Stock or any Parent Common Stock issued to or acquired hereafter by the Executive whether from the exercise of any of the Parent Stock Warrants or any other stock options or warrants granted hereafter or otherwise until such time as the Executive sells such Parent Common Stock, subject to the condition that if at any time, Guy Nissenson and Abraham Keinan together command less than 50% of the voting rights of Parent, then such proxies shall automatically terminate.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER: EXECUTIVE:

XFone USA, Inc.

By:
    Wade Spooner, President/CEO     Brian Acosta, Individually

EXHIBIT “A”
Restricted Area
Louisiana

Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, De Soto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, La Salle Parish, Lafayette Parish, Lafourche Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, Winn Parish

Mississippi

Adams County, Alcorn County, Amite County, Attala County, Benton County, Bolivar County, Calhoun County, Carroll County, Chickasaw County, Choctaw County, Claiborne County, Clarke County, Clay County, Coahoma County, Copiah County, Covington County, DeSoto County, Forrest County, Franklin County, George County, Greene County, Grenada County, Hancock County, Harrison County, Hinds County, Holmes County, Humphreys County, Issaquena County, Itawamba County, Jackson County, Jasper County, Jefferson County, Jefferson Davis County, Jones County, Kemper County, Lafayette County, Lamar County, Lauderdale County, Lawrence County, Leake County, Lee County, Leflore County, Lincoln County, Lowndes County, Madison County, Marion County, Marshall County, Monroe County, Montgomery County, Neshoba County, Newton County, Noxubee County, Oktibbeha County, Panola County, Pearl River County, Perry County, Pike County, Pontotoc County, Prentiss County, Quitman County, Rankin County, Scott County, Sharkey County, Simpson County, Smith County, Stone County, Sunflower County, Tallahatchie County, Tate County, Tippah County, Tishomingo County, Tunica County, Union County, Walthall County, Warren County, Washington County, Wayne County, Webster County, Wilkinson County, Winston County, Yalobusha County, Yazoo County

EXHIBIT "E"
Form of Release

RELEASE
This Release (this "Release") is entered into by the undersigned officers and directors of the Company (as defined herein) (the "Officers and Directors"), effective as of the _____ day of _______________, 2005 in connection with the Transaction contemplated by the terms and provisions of that certain Agreement and Plan of Merger dated August ___, 2005 (the "Merger Agreement") I-55 Internet Services, Inc., a Louisiana corporation (the "Company"), XFone, Inc., a Nevada corporation (the "Parent"), XFone USA, Inc., a Mississippi corporation (the "Subsidiary") and Hunter McAllister and Brian Acosta.

WHEREAS, execution of this Release by each of the Officers and Directors of the Company is a condition precedent to the Closing of the Merger contemplated by the Agreement and Plan of Merger and as such is a material inducement to the Parent and the Subsidiary in order for them to enter into the Merger; and

WHEREAS, the Parent and the Subsidiary would not have closed the Merger without the execution of this Release by each and everyone of the undersigned Officers and Directors; and

WHEREAS, each Officer and Director has agreed to execute this Release.

NOW, THEREFORE, as additional consideration for the Merger and the covenants, representations, agreements and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged and intending to be legally bound, the undersigned parties do hereby severally agree as follows:

20.  Recitals. Each of the above referenced recitals is true and correct and incorporated into this Release by this reference.

21.  Merger Agreement. Each of the undersigned hereby acknowledges receipt of a copy of the Merger Agreement and any amendments thereto. In the event of a conflict between the terms of this Release and the terms of the Merger Agreement, the terms and provisions of this Release shall govern. All capitalized terms which are not otherwise defined in this Release shall have the respective meaning ascribed to such terms in the Merger Agreement.

22.  Release by Each Officer and Director. Each Officer and Director hereby severally releases and forever discharges the Company, and each of its respective officers, directors, partners, shareholders, members, employees and all of their successors and assigns (collectively, " Releasees") of and from any and all claims, causes or rights of action, demands and damages of every kind and nature which such Officer or Director may now have, whether known or unknown, anticipated or unanticipated and whether accrued or hereafter to accrue, against Releasees, caused by or arising out of or in any way related to the following: (i) the business, affairs, actions or omissions of the Company and/or the Officers or Directors or any other employee or independent contractor of the Company through the date of Closing under the Merger Agreement; (ii) such Officer's or Director's direct or beneficial ownership or interests in the Company, if any; (iii) such Officer's or Director's status as an Officer or Director or shareholder of the Company; (iv) any action or omission by any of the Officers or Directors of the Company, or any other employees or independent contractors of the Company through the date of Closing under the Merger Agreement; (v) any claims of such Officer or Director arising out of or relating in any manner to any prior business relationship or service of or with respect to the Company through the date of Closing under the Merger Agreement, and (vi) any and all agreements, events or occurrences by, between or among any Officer or Director and/or the Company prior to Closing or relating in any manner to this Merger, including, without limitation, any tax analysis with respect to the transactions contemplated by the Merger Agreement.

23.  Compromise. Each Officer and Director agrees that this settlement is a compromise of doubtful and disputed claims through the date of Closing under the Merger Agreement, and that the agreement to pay the consideration recited herein is not to be construed as an admission of any liability whatsoever by Releasees and that Releasees expressly deny any such liability.

24.  Scope of Release. Each Officer and Director agrees that the consideration for this release was paid to secure full, complete, and final discharge of Releasees from any and all claims, demands, actions, or causes of action that any of the undersigned Officers or Directors of the Company may have against the Releasees as of the date hereof with respect to matters hereby released as set forth in paragraph 3 hereof, and each of the Officers or Directors of the Company hereby agree that such claims, demands, actions, or causes of action are wholly and forever satisfied and extinguished.

25.  Covenant Not to Sue. Each Officer and Director will forever refrain and desist from instituting, prosecuting, or asserting against Releasees, or any of them, any further claim, demand, action, cause of action or suit of any kind or nature, either directly or indirectly, on account of matters hereby releases as set forth in paragraph 3 hereof.

26.  No Prior Assignment. Each Officer and Director specifically acknowledges, covenants, represents and warrants that there has been no assignment of any right or claim released hereby and that each Officer and Director will, severally, as with respect to actions by any such Officer and Director defend and hold harmless Releasees with respect to any matters hereby released.

27.  Authority. Each Officer and Director represents and warrants that each are fully competent and authorized to execute this Release, and that upon execution this Release will be valid and binding upon each of them. Each Officer and Director represents and warrants that the undersigned constitute all of the Directors and Officers of the Company. Releasees represent and warrant that they are fully competent and authorized to execute this Release, and that upon execution this Release will be valid and binding upon each of them.

28.  Acknowledgment. Each Officer and Director represents and warrants that the terms of this Release have been read, voluntarily accepted, understood by each such Officer and Director or explained to each such Officer and Director by its attorney(s), and agreed to and approved by its attorney(s). Each Officer and Director further represents and warrants that it has relied upon its own judgment, knowledge and belief as to the nature and extent of any damages which may have been suffered or sustained, or may be sustained in the future, with regard to the items released hereby under paragraph 3 hereof.

29.  Entire Agreement. This Release constitutes the entire agreement between the parties with respect to the releases contemplated hereby. All prior to or contemporaneous agreements, understandings, representations, warranties and statements, oral or written are hereby superceded. Any alterations or additions shall be effective only if reduced to writing, dated and signed by the party against whom the enforcement thereof is or may be sought.

30.  Waiver. No waiver of a breach of any of the terms, covenants or conditions of this Release by any party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by any party hereunder shall be implied from any omissions by either party to take any action on account of such default. If such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver.

31.  Severability. If any term, provision, covenant or condition of this Release is held to be invalid, void or otherwise unenforceable to any extent by any court of competent jurisdiction, the remainder of this Release shall not be affected thereby, and each term, provision, covenant or condition of this Release shall be valid and enforceable to the fullest extent permitted by law.

32.  Successors. Subject to the restriction on assignment provided herein, all terms of this Release shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

33.  Assignment. No party hereto shall assign their respective rights, obligations or interest under this Release in any manner.

34.  Headings. The captions and paragraph headings used in this Release are inserted for convenience of reference only and are not intended to define, limit or affect the interpretation or construction of any term or provision hereof.

35.  Counterparts. This Release may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Agreement binding on all parties.

36.  Facsimile Signatures. In order to expedite the Merger contemplated herein, telecopied signatures may be used in place of original signatures on this Release. All parties hereto intend to be bound by the signatures on the telecopied document, are aware that other parties will rely on the telecopied signatures, and hereby waive any and all defenses to the enforcement of the terms of this Release based on the form of signature.

37.  Governing Law. This Release shall be governed, construed and enforced in accordance with the laws of the State of Louisiana.

38.  Effective Date. The terms and provisions of this Release shall be effective upon Closing of the Transaction contemplated by the Merger Agreement.

IN WITNESS WHEREOF, each Officer and Director set forth below has executed this Release as of the Effective Date.

DIRECTORS:	OFFICERS:

Hunter McAllister	Hunter McAllister, President and CEO

Brian Acosta, Chairman	Brian Acosta, CTO

Wayne Cooper	Wayne Cooper, COO

Terry Cooper	Terry Cooper, Secretary

Brian Harper	Chad Nethercutt, CFO

Robert Miller

Randy Tricou

Kelly Morse

Chad Soileau

EXHIBIT "F"
Restricted Area
Louisiana

Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Avoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, De Soto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, La Salle Parish, Lafayette Parish, Lafourche Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, Winn Parish

Mississippi

Adams County, Alcorn County, Amite County, Attala County, Benton County, Bolivar County, Calhoun County, Carroll County, Chickasaw County, Choctaw County, Claiborne County, Clarke County, Clay County, Coahoma County, Copiah County, Covington County, DeSoto County, Forrest County, Franklin County, George County, Greene County, Grenada County, Hancock County, Harrison County, Hinds County, Holmes County, Humphreys County, Issaquena County, Itawamba County, Jackson County, Jasper County, Jefferson County, Jefferson Davis County, Jones County, Kemper County, Lafayette County, Lamar County, Lauderdale County, Lawrence County, Leake County, Lee County, Leflore County, Lincoln County, Lowndes County, Madison County, Marion County, Marshall County, Monroe County, Montgomery County, Neshoba County, Newton County, Noxubee County, Oktibbeha County, Panola County, Pearl River County, Perry County, Pike County, Pontotoc County, Prentiss County, Quitman County, Rankin County, Scott County, Sharkey County, Simpson County, Smith County, Stone County, Sunflower County, Tallahatchie County, Tate County, Tippah County, Tishomingo County, Tunica County, Union County, Walthall County, Warren County, Washington County, Wayne County, Webster County, Wilkinson County, Winston County, Yalobusha County, Yazoo County